DATED             July 29            1997
                 -----------------------------------------


        (1)  LUCAS LIMITED

        (2)  LUCAS AUTOMATION & CONTROL ENGINEERING INC.

        (3)  LUCAS AUTOMATION AND CONTROL ENGINEERING GmbH

        (4)  LUCAS INDUSTRIES plc

        (5)  LUCAS AUTOMATION & CONTROL ENGINEERING LIMITED

        (6)  ASSEMBLY TECHNOLOGY & TEST LIMITED

        (7)  ASSEMBLY TECHNOLOGY & TEST, INC.

        (8)  ASSEMBLY TECHNOLOGIE & AUTOMATION GmbH

        (9)  DT INDUSTRIES, INC.






                     U M B R E L L A  A G R E E M E N T

                    relating to the Sale and Purchase of
                  Assets of Lucas Assembly & Test Systems
      in the United Kingdom, Germany and the United States of America






Eversheds
10 Newhall Street
Birmingham
B3 3LX
Tel: 0121 233 2001
Fax: 0121 236 1583
BIRCORP 53013

                                  CONTENTS



1.        Definitions
2.        Sale and Purchase of the Activities
3.        Consideration
4.        Completion
5.        Warranties
6.        Purchaser Assurances and Warranties
7.        Interest
8.        Waiver
9.        Notices
10.       Costs
11.       Entire Agreement
12.       Survival of Certain Provisions
13.       Governing Law
14.       Announcements
15.       Counterparts
16.       Termination
17.       Assignment
18-22.    Guarantee
23.       No Third Party Beneficiary
24.       EC Notification

SCHEDULE 1            Details of the Vendors and the Purchasers
SCHEDULE 2            Accounting Principles
SCHEDULE 3   PART 1   Pro-forma draft Completion Statements and Aggregation
                      Statement
             PART 2   Allocation of purchase price
SCHEDULE 4            Warranties of Vendors
SCHEDULE 5            Warranties of Purchaser and Guarantor
SCHEDULE 6            Intellectual Property Agreements
SCHEDULE 7            Third Party Consents

THIS AGREEMENT is made on July 29, 1997

BETWEEN

(1) THE VENDORS Those companies whose names and registered offices are set out in Part 1 of Schedule 1

(2) LUCAS INDUSTRIES plc whose registered office is at Stratford Road, Solihull, West Midlands

(3) LUCAS AUTOMATION & CONTROL ENGINEERING LIMITED whose registered office is at Stratford Road, Solihull, West Midlands

(4)  THE  PURCHASERS  Those  companies  whose names and addresses are set out in
     Part 2 of Schedule 1

(5) THE GUARANTOR DT Industries, Inc. of Corporate Centre, Suite 2-300, 1949 East Sunshine, Springfield, MO 65804

RECITALS

(A) The Vendors carry on respectively the English Activity the German Activity and the U S Activity (as each such expression is defined below)

(B) The Vendors have respectively agreed to sell each of the Activities and the Assets comprised in each such Activity to the Purchasers on the terms and conditions hereinafter appearing and on the terms of respectively the English Sale Agreement, the German Sale Agreement and the US Sale Agreement.

(C) Lucas Industries plc has entered into the English Sale Agreement for the purposes of selling the English Property and certain registered Intellectual Property and Lucas Automation & Control Engineering Limited has entered into the English Sale Agreement for the purposes of selling certain registered Intellectual Property

(D) In consideration of the Vendors entering into this Agreement in order to sell the Activities and Assets to the Purchasers the Guarantor has agreed to guarantee performance by the Purchasers of their obligations hereunder and under each of the Transaction Documents in the manner hereinafter appearing.

NOW THIS AGREEMENT WITNESSES as follows:-

1.   DEFINITIONS

     In this Agreement (which expression shall include the Recitals of and Schedules to this Agreement) except where inconsistent with the subject matter or context:-

     1.1 The following words and expressions shall bear the following meanings respectively:-

          "the Accounting Date"         31st January 1997

          "the Accounting Principles"   The  accounting  principles set out
                                        in Schedule 2

          "the Activities"              The  English  Activity,  the German
                                        Activity and the US Activity  taken
                                        together

          "the Amounts Recoverable on   The    Amounts    Recoverable    on
           Contracts"                   Contracts  (as  defined  in each of
                                        the Sale Agreements) before:-

                                        (i)  making  the  Project   Hedging
                                             Provision; and

                                        (ii) deducting      the     Project
                                             Prepayments

           "the Assets"                 The Assets the  subject of the Sale
                                        Agreements (and as defined therein)
                                        taken together

           "Business Day"               Any day  (other  than  Saturday  or
                                        Sunday)  on which  banks  which are
                                        members of CHAPS  Clearing  Company
                                        Limited  are open for a full  range
                                        of banking transactions

           "Business Unit"              Any part of a member  of the  Lucas
                                        Group or the  activities  of such a
                                        member in either case in respect of
                                        which separate  management accounts
                                        have  customarily  been prepared by
                                        the  Lucas  Group  or the  relevant
                                        member

           "CERCLA"                     The   Comprehensive   Environmental
                                        Response,      Compensation     and
                                        Liability Act of  1980,  42  U.S.C.
                                        9601, et seq

           "Completion"                 Completion of the sale and purchase
                                        hereby  agreed and agreed  pursuant
                                        to   the   Sale    Agreements    in
                                        accordance  with  clause 4 and "the
                                        Completion Date" shall be construed
                                        as the  opening of  business on the
                                        date  on  which   completion  takes
                                        place.    References    herein   to
                                        Completion  shall be  construed  as
                                        references  to Closing  (as defined
                                        in the US Sale  Agreement) and "the
                                        Closing

                                        Date"  shall  be  construed  in the
                                        same manner as the Completion Date

            "the Consideration"         The  aggregate  of the Fixed  Price
                                        Element and the Net Current  Assets
                                        Value

            "the Contracts"             The  Contracts  (as defined in each
                                        of the Sale Agreements) relating to
                                        the   Activities    sold   to   the
                                        Purchasers  pursuant  to  the  Sale
                                        Agreements

            "the Creditors"             The  Creditors  (as defined in each
                                        of the English Sale  Agreement  and
                                        German  Sale   Agreement)  and  the
                                        Payables (as defined in the US Sale
                                        Agreement)    relating    to    the
                                        Activities  and  which  are  to  be
                                        assumed by the Purchasers  pursuant
                                        to the Sale Agreements

            "the Debtors"               The  Debtors (as defined in each of
                                        the English Sale  Agreement and the
                                        German  Sale   Agreement)  and  the
                                        Receivables  (as  defined in the US
                                        Sale  Agreement)  relating  to  the
                                        Activities  sold to the  Purchasers
                                        pursuant to the Sale Agreements

             "the Disclosure Letter"    The  letter of even  date  herewith
                                        written  by  Lucas  Limited  to the

                                        Guarantor and the Purchasers in the
                                        Agreed  Terms  (which shall for the
                                        avoidance  of  doubt   include  the
                                        documents disclosed by that letter)

              "Effective Completion"    Completion    of   all   the   Sale
                                        Agreements in accordance the clause
                                        4.5

              "the English Activity"    The  Activity  (as  defined  in the
                                        English Sale Agreement)

              "English Sale Agreement"  An agreement of even date  herewith made between the English Vendor (1)
                                        the  English  Purchaser  (2)  Lucas
                                        Industries   plc  (3)   and   Lucas
                                        Automation  &  Control  Engineering
                                        Limited  (4)  relating  to the sale
                                        and   purchase   of   the   English
                                        Activity in the Agreed Terms

               "the English Assets"     The  Assets  the   subject  of  the
                                        English  Sale   Agreement  (and  as
                                        defined therein)

               "the English             The     Registered     Intellectual
                Intellectual Property"  Property,      the     Unregistered
                                        Intellectual   Property   and   the
                                        KnowHow  the subject of the English
                                        Sale  Agreement  (and as each  such
                                        expression is defined therein)

               "ERISA"                  The  Employee   Retirement   Income
                                        Security Act of 1974, as amended

               "the English Plant       The Plant  Machinery  and Equipment
                Machinery and           the  subject  of the  English  Sale
                Equipment"              Agreement (and as defined therein)

               "the English Property"   The  Property  the  subject  of the
                                        English  Sale   Agreement  (and  as
                                        defined therein)

               "the English Purchaser"  Assembly Technology & Test Limited,
                                        registered number 3403962

               "the English             The   Transferring   Employees  the
                Transferring            subject  of the  English  Agreement
                Employees"              (and as defined therein)

               "the English Vendor"     Lucas  Limited,  registered  number
                                        872948

               "the  English            The warranties and  representations
                Warranties"             of the English Vendor relating only
                                        to the English  Activity  contained
                                        in Part B of Schedule 4


               "the Exchange Rates"     US $1.61 to (pound)1.00

                                        dm 2.46 to (pound)1.00

               "the Fixed Price         (Pound)12,050,000  being  allocated
                Element"                between  the  Property,  the  Plant
                                        Machinery   and   Equipment,    the
                                        Goodwill, the Intellectual

                                        Property,  the  Contracts  and  the
                                        other    Assets   which   are   not
                                        reflected in the Net Current Assets
                                        Value  as  set  out  in  Part  2 of
                                        Schedule 3

               "the General             The warranties and  representations
                Warranties"             of the English Vendor  contained in
                                        clause 5 and Part A of Schedule 4

               "the German Activity"    The  Activity  (as  defined  in the
                                        German Sale Agreement)

               "the German Assets"      The  Assets  the   subject  of  the
                                        German Sale  Agreement  (as defined
                                        therein)

               "the German              The    Unregistered    Intellectual
                Intellectual Property"  Property   and  the   Know-How  the
                                        subject   of   the   German    Sale
                                        Agreement   (and   as   each   such
                                        expression is defined there- in)

               "the German Plant        The Plant  Machinery  Machinery and
                Machinery and           Equipment the subject of the German
                Equipment"              Sale   Agreement  (and  as  defined
                                        therein)

               "the German Property"    The  Property  the  subject  of the
                                        German  Sale   Agreement   (and  as
                                        defined therein)

               "the German Purchaser"   Assembly  Technologie  & Automation
                                        GmbH of  Karl-Mand  Str. 2, D-56070
                                        Koblenz-Rheinhafen

               "the German Sale         An agreement of even date  herewith
                Agreement"              made between the German  Vendor (1)
                                        the German  Purchaser (2) and Lucas
                                        Industries  plc (3) relating to the
                                        sale  and  purchase  of the  German
                                        Activity in the Agreed Terms

               "the German              The   Transferring   Employees  the
                Transferring            subject   of   the   German    Sale
                Employees"              Agreement (and as defined therein)

               "the German Vendor"      Lucas    Automation   and   Control
                                        Engineering   GmbH,    registration
                                        number HRB 5258 with the Commercial
                                        Register  at the  County  Court  at
                                        Koblenz

               "the German Warranties"  The warranties and  representations
                                        of  the  English   Vendor  and  the
                                        German Vendor  relating only to the
                                        German Activity contained in Part D
                                        of Schedule 4

               "the  Goodwill"          The  goodwill  of  the  Vendors  in
                                        connection   with   each   of   the
                                        Activities    as    sold   to   the
                                        Purchasers  pursuant to each of the
                                        Sale

                                        Agreements

               "the Guarantee"          A guarantee  in the form set out in
                                        clause 18

               "the Guarantor"          DT  Industries,  Inc.,  a  Delaware
                                        Corporation,  of Corporate  Centre,
                                        Suite  2-300,  1949 East  Sunshine,
                                        Springfield, MO 65804

               "Holding Company"        Holding   company   as  defined  in
                                        Section  736 of the  Companies  Act
                                        1985

               "the Indemnities"        All indemnities given by any of the
                                        Vendors  under  this  Agreement  or
                                        under any of the Sale Agreements

               "the Independent         The firm of  chartered  accountants
                Accountant"             to whom any matter is submitted for
                                        final resolution in accordance with
                                        clause 3.7

               "Intellectual Property"  The English Intellectual  Property,
                                        the US  Intellectual  Property  and
                                        the German Intellectual Property

               "the Intellectual        The licences  briefly  described in
                Property Agreements"    Schedule 6 in the Agreed Terms

               "the Interim Payment"    The  amount  (if any) by which  the
                                        Proposed Consideration is less than
                                        the Provisional Consideration

               "the Leased Assets"      The Leased  Assets  the  subject of
                                        the Sale Agreements (and as defined
                                        therein) taken together

               "Lucas Aftermarket       Lucas  Limited  trading  as  "Lucas
                Operations"             Aftermarket Operations"

               "the LAO Agreement"      The  agreement  in the Agreed Terms
                                        between      Lucas      Aftermarket
                                        Operations    and    the    English
                                        Purchaser     relating    to    the
                                        relationship   which   will   exist
                                        between    those    parties   after
                                        Completion

               "the Lucas Group"        LucasVarity  and any company  which
                                        is a  Subsidiary  or  a  Subsidiary
                                        Undertaking of LucasVarity  for the
                                        time being and from time to time

               "LucasVarity"            LucasVarity plc,  registered number
                                        3207774

               "Net Current Assets      The  aggregate of the values of the
                Value"                  Debtors, the Prepayments, the Stock
                                        and  the  Amounts   Recoverable  on
                                        Contracts less the aggregate of the
                                        values   of  the   Creditors,   the
                                        Project Prepayments and the Project
                                        Hedging  Provision  (to the  extent
                                        they are not  already  deducted  in
                                        the    Amounts    Recoverable    on

                                        Contracts) at the Completion  Date,
                                        calculated in  accordance  with the
                                        Accounting Principles and agreed or
                                        ascertained   in  accordance   with
                                        clause  3 (save  in the case of the
                                        Project  Hedging   Provision  which
                                        shall be (pound)1,158,000)

               "the Plant, Machinery    The  English  Plant  Machinery  and
                and Equipment"          Equipment,  the  US  Machinery  and
                                        Equipment   and  the  German  Plant
                                        Machinery and Equipment

               "the Prepayments"        The Prepayments (as defined in each
                                        of the Sale Agreements) relating to
                                        the Activities

               "the Project Hedging     The sum of (pound)1,158,000
                Provision"

               "the Project             The Project Prepayments (as defined
                Prepayments"            in  each  of the  Sale  Agreements)

               "the Property"           The English  Property,  the US Real
                                        Property  and the  German  Property
                                        taken together

               "the Proposed            The  amount   shown  as  being  the
                Consideration"          Consideration    in    the    draft
                                        Aggregation Statement served by the
                                        English  Vendor  pursuant to clause
                                        3.4

               "the  Provisional        The sum of (pound)30,000,000  being
                Consideration"          the aggregate of:-

                                        (1)  the Fixed Price Element; and

                                        (2)  (Pound)17,950,000  being   the
                                             estimated  Net Current  Assets
                                             Value

               "the Records"            The  Records  to be  passed  to the
                                        Purchasers  pursuant  to  the  Sale
                                        Agreements (and as defined therein)

               "Registered              The     Registered     Intellectual
                Intellectual Property"  Property (as defined in the English
                                        Sale  Agreement) and the Registered
                                        Intellectual  Property  (as defined
                                        in the US Sale Agreement)

               "the Sale Agreements"    The  English  Sale  Agreement,  the
                                        German  Sale  Agreement  and the US
                                        Sale Agreement taken together

               "the Stock"              The  Stock (as  defined  in each of
                                        the English Sale  Agreement and the
                                        German  Sale   Agreement)  and  the
                                        Inventory  (as  defined  in  the US
                                        Sale  Agreement)  relating  to  the
                                        Activities  sold to the  Purchasers
                                        pursuant to the Sale Agreements

               "Subsidiary"             A subsidiary  company as defined in
                                        Section 736 Companies Act 1985

               "Subsidiary              A subsidiary undertaking as defined
                Undertaking"            in Section 258 Companies Act 1985

               "the Transaction         This     Agreement,     the    Sale
                Documents"              Agreements,  the LAO Agreement, the
                                        Intellectual  Property  Agreements,
                                        all the  documents  referred  to in
                                        those  agreements as being executed
                                        or delivered  pursuant  thereto and
                                        any side letters or  agreements  of
                                        even date  herewith  between any of
                                        the parties to this Agreement

               "the Transferring        The English Transferring Employees,
                Employees"              the US  Transferring  Employees and
                                        the German Transferring Employees

               "the US Activity"        The  Business (as defined in the US
                                        Sale Agreement)

               "the US Sale Agreement"  An agreement of even date  herewith made  between the US Vendor (1) the
                                        US   Purchaser    (2)   and   Lucas
                                        Industries  plc (3) relating to the
                                        sale   and   purchase   of  the  US
                                        Activity in the Agreed Terms

               "the US Assets"          The  Assets  the  subject of the US
                                        Sale   Agreement  (and  as  defined
                                        therein)

               "the US Intellectual     The     Registered     Intellectual
                Property"               Property,      the     Unregistered
                                        Intellectual   Property   and   the
                                        KnowHow  the subject of the US Sale
                                        Agreement  (and as each  expression
                                        is defined therein)

               "the US Leased           The  Leased   Real   Property   the
                Property"               subject  of the US  Sale  Agreement
                                        (and as defined therein)

                "the US Machinery and   The  Machinery  and  Equipment  the
                Equipment"              subject  of the US  Sale  Agreement
                                        (and as defined therein)

               "the US Purchaser"       Assembly  Technology & Test, Inc of
                                        Corporate Centre, Suite 2-300, 1949
                                        East Sunshine, Springfield, MO65804

               "the US Real Property"   The Real  Property  the  subject of
                                        the  US  Sale   Agreement  (and  as
                                        defined therein)

              "the US Purchaser's       Dickstein  Shapiro Morin & Oshinsky
               Solicitors"              LLP,    2101   L    Street,    N.W.
                                        Washington, DC 20037

               "the US Transferring     The   Transferring   Employees  the
                Employees"              subject  of the US  Sale  Agreement
                                        (and as defined therein)

               "the US Vendor"          Lucas    Automation    &    Control
                                        Engineering Inc. of 1000 Lucas Way,
                                        Hampton, Virginia

               "the US Warranties"      The warranties and  representations
                                        of the  English  Vendor  and the US
                                        Vendor  relating  only  to  the  US
                                        Activity  contained  in  Part  C of
                                        Schedule 4

               "the Vendors' UK         Eversheds  of  10  Newhall  Street,
                Solicitors"             Birmingham B3 3LX

               "the Warranties"         The General Warranties, the English
                                        Warranties,  the German  Warranties
                                        and   the   US   Warranties   taken
                                        together

     1.2 References in this Agreement to statutes or any statutory provision shall include any statutory modification, re-enactment or extension thereof and any orders, regulations, instruments or other subordinate legislation made thereunder in each case in force at the date of this Agreement.

     1.3       In this Agreement:-

               1.3.1 the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa;

               1.3.2 references to persons shall include bodies corporate, unincorporated associations and partnerships;

               1.3.3 the expression "the Vendors" shall be construed as any one of the Vendors or all of them as the context shall permit;

               1.3.4 the expression "the Purchasers" shall be construed as any one of the Purchasers or all of them as the context shall permit; and

               1.3.5     the headings  contained  in this  document are inserted
                         for   convenience   only  and  shall  not   affect  its
                         construction.

     1.4 Whenever a document is referred to as being "in the Agreed Terms" it shall be in the form agreed and initialled by or on behalf of the Vendors and the Purchasers.

     1.5 Except where the contrary is stated, any reference herein to a clause or Schedule or party is to a clause of or Schedule or party to this Agreement and any reference within a clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that clause or Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement.

     1.6 The US Warranties shall be given jointly and severally by the English Vendor and the US Vendor and the German Warranties shall be given jointly and severally by the English Vendor and the German Vendor.

     1.7 Except where the context shall provide to the contrary words and expressions defined in the Sale Agreements shall have the same meaning in this Agreement.

2.   SALE AND PURCHASE OF THE ACTIVITIES AND EXCHANGE OF DOCUMENTS

     2.1 The provisions of this Agreement and of each of the Sale Agreements shall apply relating to the sale of the Activities.

     2.2 On the date of this Agreement the Vendors, Lucas Industries plc, Lucas Automation & Control Engineering Limited, the Purchasers and the Guarantor shall procure that each of the Sale Agreements is entered into and exchanged by the parties thereto.

3.   THE CONSIDERATION

     3.1 The purchase price for the Assets shall be the Consideration and the assumption and discharge by the Purchasers of the Assumed Liabilities (as defined in the Sale Agreements) in accordance with the provisions of the

               Sale Agreements. Each of the parties to this Agreement agrees to report this transaction for tax purposes in accordance with the provisions of Schedule 3 Part 2. The purchase price shall be allocated for tax purposes in accordance with Schedule 3 Part 2 and in a manner consistent with the respective laws of England, Germany and the United States. If this requires an adjustment to the allocation made in Schedule 3 Part 2 the parties shall consult in good faith with a view to agreeing a re-allocation of the purchase price, but this shall not in any circumstances alter the total amount of the Fixed Price Element and the Net Current Assets Value.

     3.2 On Completion the Purchasers shall pay to the Vendors in cash the Provisional Consideration.

     3.3 The following provisions shall apply regarding the calculation of the Net Current Assets Value, namely:-

               3.3.1     each  of  the  Vendors   shall  in  relation  to  their
                         respective Activity and in conjunction with the local management of that Activity:-

                         3.3.1.1 have carried out a physical stock-take of the Stock on or during the week preceding 30 June 1997; and

                         3.3.1.2 immediately following Completion carry out a review of the Stock, Debtors, Prepayments, Creditors, Amounts Recoverable on Contracts and Project Prepayments

                         for the purposes of ascertaining the data to which the Accounting Principles shall be applied in order to determine the Net Current Assets Value;

               3.3.2 the Purchaser will after Completion allow each of the Vendors full access to the Property and the US Leased Property, all relevant employees and all relevant records information and other documentation to enable the Vendors to carry out such review and to prepare the draft Completion Statements and draft Aggregation Statement defined and referred to in clause 3.4. In particular but without limitation to the foregoing the Purchaser will grant and procure that there is granted to the Vendors and each of them access to and the services of each of Wayne Schultz and Terry Markwell for all purposes of this clause 3, including without limitation, the ascertainment of the Net Current Assets Value pursuant to clause 3.4;

               3.3.3 the Net Current Assets Value shall be determined by applying the Accounting Principles on the basis of practices and methods consistent with those used in the preparation of the management accounts of the Vendors relating to the Activities for the financial period ended on the Accounting Date and the project contingencies allowed for within the Amounts Recoverable on Contracts shall be calculated on the basis of practices and methods consistent with those used in the preparation of such management accounts of the Vendors and shall be based on the project reviews conducted by the Vendors in respect of the Activities during July 1997;

               3.3.4 without prejudice to the Accounting Principles which shall apply to determine the amount of any relevant provision, the draft Completion Statements, the draft Aggregation Statement and the Final Completion Statement (as each such expression is defined and referred to in clauses 3.4 and 3.8) shall not contain any provision in respect of any liability of any of the Activities unless that liability is to be assumed by the Purchasers under this Agreement or any of the Sale Agreements and shall not attribute any value to any assets which  are  excluded  from the  sale to the  Purchasers
                         under the terms of this Agreement or the Sale Agreements; and

               3.3.5 for the avoidance of any doubt there shall be no project hedging provisions made in any draft Completion Statement, Aggregation Statement or Final Completion Statement in excess of the Project Hedging Provision notwithstanding any previously applied accounting policy or principle.

     3.4 Within 45 days following Completion the Net Current Assets Value (determined in respect of each Activity) shall be ascertained by the Vendors in conjunction with the local management for each Activity and the English Vendor shall serve a written statement ("the draft Completion Statement") on the Guarantor within such period showing in respect of each Activity the sums attributable to the Creditors, the Debtors, the Prepayments, the Stock, the Amounts Recoverable on Contracts and the Project Prepayments. The English Vendor shall also serve within such period a further statement ("the draft Aggregation Statement") containing an aggregation of each draft Completion Statement and the Project Hedging Provision (and accordingly the Net Current Assets Value), showing also the Consideration (excluding VAT or other like tax as contemplated by any of the Sale Agreements) and the sum due to or from the Purchasers having regard to the amount of the Provisional Consideration paid by or on behalf of the Purchasers on Completion. A proforma of the draft Completion Statement for each of the Activities and of the draft Aggregation Statement is set out for the purposes of illustration only in Schedule 3 Part
               1. All sums in the draft Aggregation Statement shall be expressed in (pound)sterling and any sums expressed in US dollars or Deutschmarks in the draft Completion Statements shall be converted into (pound)sterling for this purpose at the Exchange Rates.

     3.5 Unless the Guarantor shall notify both the Finance Director and the Legal Director, Lucas Aftermarket Operations on behalf of the Vendors within 30 days after its receipt of whichever is the latest to be served of the draft

               Completion Statements and the draft Aggregation Statement that it does not accept and agree with their respective contents then the Guarantor and the Purchasers shall be deemed to have accepted and agreed with the contents of each of the draft Completion Statements and the draft Aggregation Statement for the purposes of this Agreement.

     3.6       If within the  aforesaid  period of 30 days the  Guarantor  shall notify both the Finance Director and the Legal Director, Lucas Aftermarket Operations in writing that it does not accept and agree with the contents of the draft Completion Statements and the draft Aggregation Statement for the purposes of this Agreement then the Guarantor and the English Vendor shall endeavour to reach agreement upon adjustments to the draft Completion Statements and the draft Aggregation Statement to meet the Guarantor's objections. For the avoidance of any doubt any matters not objected to in any notice served pursuant to this clause 3.6 shall be deemed agreed by the Guarantor and the Purchasers.

     3.7 If the English Vendor and the Guarantor are unable to reach agreement as aforesaid within 21 days of the Guarantor giving the written notification contemplated by clause 3.6 or within such later time as the English Vendor and the Guarantor may agree then all matters not so resolved shall be submitted to Deloitte & Touche of Hill House, 1 Little New Street, London EC4A 3TR (or, if they shall decline to accept the appointment, an internationally recognised firm of chartered accountants to be agreed upon by the Guarantor and the English Vendor or (in default of agreement within 7 days) to be selected at the instance of either of them by the President for the time being of the Institute of Chartered Accountants in England and Wales) for final resolution in accordance solely and exclusively with this Agreement, the Sale Agreements and the Accounting Principles. Such submission shall be in the form of written statements of position by the Guarantor and the English Vendor, as well as an opportunity to respond to such written statements and any requests for statements or information from the Independent Accountant. The Guarantor, the Purchasers and the

               Vendors shall allow the Independent Accountant full access to all relevant accounting and other records of the Activities, the Property, the US Leased Property and all relevant employees as it shall require for the purpose of giving its determination hereunder. If the Independent Accountant determines that the resolution of a given disputed item requires an interpretation of law, then the Independent Accountant may request an independent law firm of national standing in England chosen by it to render a legal opinion as to such matter. The Independent Accountant shall act as an expert and not an arbitrator and shall be directed by the Guarantor and the English Vendor to make its determination as soon as possible after the matter in dispute is submitted to it, and such determination shall be final and binding upon the parties hereto. In giving its determination the Independent Accountant shall also adjust the draft Completion Statements and draft Aggregation Statement if required to reflect the decision of the Independent Accountant. The cost of such Independent Accountant's review (including reasonable attorney's fees, if any) shall be borne by the party or parties as determined by the Independent Accountant. The Guarantor and Purchasers agree and acknowledge that notwithstanding any provisions of the German Civil Code to the contrary (including in particular but without any limitation section 315 thereof) any decision made by the Independent Accountant under this clause 3.7 shall be final and binding and neither the Guarantor nor any of the Purchasers will make any application to the court as contemplated by section 315 of the German Civil Code in respect thereof.

     3.8 For the purposes of this Agreement the expression "the Final Completion Statement" shall mean:-

               3.8.1 the draft Aggregation Statement which the Guarantor and the Purchasers are deemed to have accepted and agreed pursuant to clause 3.5 or with which the Guarantor indicates its acceptance and agreement on behalf of the Purchasers within the 30 day period referred to in clause 3.5 whereupon (in either event) the contents of the same shall become and be final and binding on the Vendors and the Purchasers for the purposes of this Agreement; or

               3.8.2 the draft Aggregation Statement bearing any adjustment made pursuant to clause 3.6, if clause 3.6 applies and agreement is reached between the English Vendor and the Guarantor as contemplated therein, whereupon the contents of the same shall become and be final and binding on the Vendors and the Purchasers for the purposes of this Agreement; or

               3.8.3 the draft Aggregation Statement, as adjusted in accordance with the determination of the Independent Accountant pursuant to clause 3.7, whereupon the contents thereof shall become and be final and binding upon the Vendors and the Purchasers for the purposes of this Agreement.

     3.9 For the purposes of determining the Net Current Assets Value and all other matters contemplated as being determined in this Agreement by reference to the Final Completion Statement the Final Completion Statement and the contents thereof shall (save in the case of manifest error) be final and binding on the parties to this Agreement.

     3.10 The Guarantor, the Purchasers or the Vendors shall bear their own costs in acting in the manner contemplated by this clause 3 (including, without limitation, any professional costs and expenses) save as contemplated by clause 3.7 if that clause applies. It is agreed and declared that in any event no provision for such costs shall be contained in the Final Completion Statement.

     3.11 If the Proposed Consideration is less than the Provisional Consideration, the Vendors shall pay the Interim Payment to the Purchasers in cash on the same day as service of the draft Aggregation Statement by the English Vendor pursuant to clause
               3.4 together with interest under clause 3.13.

     3.12 If the aggregate of (a) the Fixed Price Element and (b) the Net Current Assets Value in each case agreed or ascertained in accordance with clause 3:-

               3.12.1 is less than the amount of the Provisional Consideration paid by or on behalf of the Purchasers on Completion (after deducting the Interim Payment) the Vendors shall pay to the Purchasers the deficiency in cash within 5 days of such agreement or ascertainment together with interest under clause 3.13;

               3.12.2 is more than the amount of the Provisional Consideration paid by or on behalf of the Purchasers on Completion (after deducting the Interim Payment) the Purchasers shall pay to the Vendors the excess in cash within 5 days of such agreement or ascertainment together with interest under clause 3.13.

     3.13 The Vendors shall pay to the Purchasers or the Purchasers shall pay to the Vendors (as the case may be) interest on any sum due under clauses 3.11 and 3.12 at the rate per annum which is 1% above Barclays Bank plc's base lending rate from time to time, such interest to accrue from day to day from the Completion Date until the due date for payment in accordance with the foregoing provisions of this clause 3.

     3.14 The following provisions shall apply regarding the payments to be made:-

               3.14.1 all sums due from the Purchasers to the Vendors under this Agreement shall be paid in (pound)sterling to the Vendors by way of telegraphic transfer to the following account:-

                         Name:            Lucas Limited (Aftermarket Operations)
                         Bank:            Barclays Bank plc
                         Branch:          Newcastle Branch, PO BOX 17,
                                          Stoke on Trent ST3 1RN
                         Sort Code:       20-59-23
                         Account No:      10990876
                         or to such other account as the Vendors may hereafter nominate in writing to the Purchasers; and

               3.14.2 all sums due from the Vendors to the Purchasers under this Agreement shall be paid in (pound)sterling to the Purchasers by way of telegraphic transfer to the following account:-

                         Name:                 DT Industries, Inc.
                         Bank:                 Nations Bank
                         Branch:               800 Market Street, St. Louis, MO
                         Sort Code:            08-100-0032
                         Account No:           100101234095

                         or  to  such  other  account  as  the   Purchasers  may
                         hereafter nominate in writing to the Vendors.

     3.15 For the purposes of this clause 3 the Vendors hereby irrevocably authorise and appoint Lucas Limited to act on their behalf and the Purchasers may for the purposes of this clause 3 assume that any act of or on behalf of Lucas Limited is an act of and duly authorised by the Vendors. All sums payable by or to the Vendors pursuant to clauses 3.2, 3.11 and 3.12 shall be paid by or to Lucas Limited on behalf of the Vendors and the Purchasers shall not be further concerned as to the application of any monies so paid.

     3.16 For the purposes of this clause 3 the Purchasers hereby irrevocably authorise and appoint the Guarantor to act on their behalf and the Vendors may for the purposes of this clause 3 assume that any act of or on behalf of the Guarantor is an act duly authorised by the Purchasers. All sums payable by or to the Purchasers pursuant to clauses 3.2, 3.11 and 3.12 shall be paid by or to the Guarantor on behalf of the Purchasers and the Vendors shall not be further concerned as to the application of any monies so paid.

4.   COMPLETION

     4.1 Subject as hereinafter provided Completion shall not occur of any of the Sale Agreements unless completion shall occur of all of them.

     4.2 Completion of each of the English Sale Agreement and US Sale Agreement shall take place in accordance with the following provisions of this clause 4. The German Sale Agreement shall be deemed to be completed (for the purposes of this Agreement) when the conditions precedent to which it is subject are satisfied. Completion shall only become effective of all the Sale Agreements in accordance with clause 4.5. All documents exchanged and delivered pursuant to each of the English Sale Agreement and US Sale Agreement and monies paid pursuant to this Agreement shall in each case be held to the order of the party or parties delivering the same and in escrow so that their terms do not come into force and effect until Effective Completion and all payments made thereunder and hereunder will be held to the order of the party making the payment until Effective Completion.

     4.3 On exchange of this Agreement and the Sale Agreements the Vendors shall deliver to the Guarantor:-

               4.3.1     in respect of the English Activity:-

                         4.3.1.1 full management and control of the English Activity;

                         4.3.1.2 all transfers assignments and novations in respect of the Assets the subject of the English Sale Agreement in the form, if any, set out in the Schedules thereto or in the Agreed Terms (as the case may be) save that the provisions of clause 6.1 of the English Sale Agreement shall apply to Debtors;

                         4.3.1.3 all property agreed to be sold pursuant to the English Sale Agreement which is capable of transfer by delivery whereupon the title thereto shall pass to the Purchaser by such delivery (subject to clause 13 of the English

                                   Sale  Agreement  and save for any Stock title
                                   to  which  is   reserved  in  favour  of  the
                                   supplier);

                         4.3.1.4 the Records (as defined in the English Sale Agreement);

                         4.3.1.5 the deeds and documents relating to the English Property and transfers or conveyances in the Agreed Terms relating to the English Property; and

                         4.3.1.6 a certified copy of the Power of Attorney(s) authorising execution of this Agreement and the Sale Agreements on behalf of the Vendors, Lucas Industries plc and Lucas Automation & Control Engineering Limited;

               4.3.2     in respect of the US Activity:-

                         4.3.2.1 a copy of the executed Corporate Warranty Deed conveying all the US Vendor's interest in the US Real Property to the US Purchaser (the original of which shall have been delivered to the Title Insurer, as defined in the US Sale Agreement);

                         4.3.2.2   copies  of  the  documents   required  to  be
                                   delivered   to  the   Title   Insurer   under
                                   Schedule 3 of the US Sale Agreement;

                         4.3.2.3   the  Title   Policy  or  a  marked-up   Title
                                   Commitment   (as   defined  in  the  US  Sale
                                   Agreement);

                         4.3.2.4 executed assignments, in appropriate form for filing with applicable governmental agencies, of the Registered Intellectual Property (as defined in the US Sale Agreement);

                         4.3.2.5 executed Assignment and Assumption Agreements in respect of those agreements specified in
                                   Part 1 of Schedule 7, together with letters of consent from the other parties to such agreements consenting to their assignment to the US Purchaser and an executed Assumption Agreement relating to part of the agreement with The Allen Group Inc referred to in Part 2 of Schedule 7;

                         4.3.2.6 executed certificate of title respecting the motor vehicle included within the US Assets;

                         4.3.2.7 executed Bill of Sale and Assignment Agreement conveying good and marketable title to all Assets not otherwise transferred or conveyed by the documents delivered pursuant to clauses 4.3.2.1 to 4.3.2.6 inclusive;

                         4.3.2.8 executed Assumption Agreement in the Agreed Terms regarding the assumption of the Assumed Liabilities (as defined in the US Sale Agreement) by the US Purchaser;

                         4.3.2.9 a certified copy of (i) the Articles of Incorporation of the US Vendor as in effect on the date hereof (ii) the By laws of the US Vendor as in effect on the date hereof and
                                   (iii) the resolutions adopted by the Board of Directors and by the shareholder of the US

                                   Vendor authorising its execution, delivery and performance of this Agreement and the US Sale Agreement and authorising the consummation by the US Vendor of the transactions contemplated thereby;

                         4.3.2.10 the opinion of Rudnick & Wolfe, counsel to the US Vendor, dated the date hereof, addressed to the Purchaser and substantially to the effect that:

                                   (i) the US Vendor is a corporation duly organised, validly existing and in good standing under the laws of the State of Virginia and is duly qualified to transact business as a foreign corporation in and is in good standing under the laws of the State of Michigan;

                                   (ii) the US Vendor has all requisite corporate power and authority to own, lease and operate its properties and the US Activity as presently conducted and to enter into and perform its obligations hereunder;

                                   (iii) the execution, delivery and performance
                                         of  this  Agreement  and  the  US  Sale
                                         Agreement  by the  US  Vendor  and  the
                                         consummation  by the US  Vendor  of the
                                         transactions  contemplated  hereby have
                                         been duly  authorised  by all requisite
                                         corporate  action on the part of the US
                                         Vendor; and

                                   (iv) this Agreement and the US Sale Agreement have been duly executed and delivered by the US Vendor and constitute the legal, valid and binding obligation of the US Vendor, enforceable against the US Vendor in accordance  with its  terms,  except to
                                         the extent that  enforceability  may be
                                         limited   by   applicable   bankruptcy,
                                         insolvency  or similar  laws  affecting
                                         the  enforcement  of creditors'  rights
                                         generally   and   subject   to  general
                                         principles  of equity (it being  agreed
                                         that such  counsel  may  assume for the
                                         purposes  of  such   opinion  that  the
                                         internal  laws of England and  Michigan
                                         are the  same as the  internal  laws of
                                         Illinois);

               4.3.3     the Disclosure Letter;

               4.3.4     the executed LAO Agreement;

               4.3.5     the executed Intellectual Property Agreements; and

               4.3.6 an executed deed of assignment in the Agreed Terms between (1) CSC Computer Sciences Limited (2) Lucas Industries plc and (3) the Purchasers relating to the TeamSET Agreement dated 6th June 1995 made between (1) Lucas Industries plc and (2) CSC Computer Sciences Limited

     4.4 On exchange of this Agreement and the Sale Agreements the Purchasers or the Guarantor on behalf of the Purchasers shall (against compliance by the Vendors with the provisions of clause 4.3):-

               4.4.1 pay to Lucas Limited on behalf of the Vendors the Provisional Consideration;

               4.4.2 deliver to the Vendors executed counterparts as required by the Vendors of the documents referred to in clauses 4.3.1, 4.3.2, 4.3.4 and 4.3.6 and executed originals of the Intellectual Property Agreements;

               4.4.3 deliver to the Vendors a certified copy of its resale tax certificate;

               4.4.4 deliver to the Vendors a certificate of good standing in the Agreed Terms in respect of the Guarantor;

               4.4.5 deliver to the Vendors an executed Assumption Agreement in the Agreed Terms regarding the assumption of the Assumed Liabilities (as defined in the US Sale Agreement);

               4.4.6 deliver to the Title Insurer the documents required to be delivered to it by the US Purchaser under Schedule 3 of the US Sale Agreement;

               4.4.7 deliver to the Vendors a certificate of good standing of the US Purchaser issued by the appropriate authority of the state of its incorporation and the State of Michigan;

               4.4.8 deliver to the Vendors a certified copy of (i) the Articles of Incorporation of the US Purchaser as in effect on the date hereof , (ii) the By laws of the US Purchaser as in effect on the date hereof (iii) the Memorandum of Association of the UK Purchaser and (iv) the resolutions duly adopted by the Board of Directors of the Guarantor and each of the Purchasers authorising its execution, delivery and performance of this Agreement and the Sale Agreements to which it is a party and authorising the consummation by the Guarantor and the Purchasers of the transactions contemplated thereby;

               4.4.9 deliver to the Vendor the opinion of Dickstein Shapiro Morin & Oshinsky LLP counsel to the US Purchaser, dated the date hereof and addressed to the Vendors, substantially to the effect that:-

                         (i) each of the Guarantor and the US Purchaser is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of incorporation and the US Purchaser is duly qualified to transact business as a foreign corporation in and is in good standing under the laws of the State of Michigan;

                         (ii) each of the Guarantor and the US Purchaser has all requisite corporate power and authority to own, lease and operate its properties and business as presently conducted and to enter into and perform its obligations hereunder;

                         (iii) the execution,  delivery and  performance of this
                               Agreement by the Guarantor and the US Purchaser and the consummation by the Guarantor and the US Purchaser of the transactions contemplated hereby have been duly authorised by all requisite corporate action on the part of the Guarantor and the US Purchaser; and

                         (iv) this Agreement has been duly executed and delivered by the Guarantor and the US Purchaser and the US Sale Agreement has been duly executed and delivered by the US Purchaser and each such agreement constitutes the legal, valid and binding obligation of the US Purchaser and the Guarantor, enforceable against them in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (it being agreed that such counsel may assume for the purposes of such opinion that the internal laws of England and Michigan are the same as the internal laws of the District of Columbia).

     4.5       Effective Completion will take place immediately upon:-

               4.5.1     all  matters   and  things   required  to  be  done  on
                         Completion   pursuant  to  each  of  the  English  Sale
                         Agreement and the US Sale Agreement being done; and

               4.5.2 the provisions of clauses 4.3 and 4.4 being complied with (subject to the escrow arrangements referred to in clause 4.2); and

               4.5.3 the condition contained in clause 16 of the German Sale Agreement being satisfied whereupon this Agreement and the Sale Agreements and all documents delivered and payments made pursuant thereto shall be released to the recipient and this Agreement and the Sale Agreements and such other documents will come into full force and effect in accordance with their terms.

     4.6 If any of the Sale Agreements is not completed in accordance with its terms and in accordance with this Agreement none of the parties to such documents shall be obliged to complete any of them and the provisions of clause 16 shall apply.

5.   WARRANTIES AND INDEMNITIES

     5.1 The English Vendor hereby warrants and represents to the Purchasers in the terms of the General Warranties and the English Warranties, the English Vendor and the US Vendor hereby jointly and severally warrant and represent to the Purchasers with regard to the US Activity in the terms of the US Warranties and the English Vendor and the German Vendor hereby jointly and severally warrant and represent to the Purchasers with regard to the German Activity in the terms of the German Warranties.

     5.2 The Vendors agree that the Guarantor and the Purchasers are entering into this Agreement and the relevant Sale Agreements in reliance on the Warranties but the provisions of this clause shall not imply that any Vendor gives any warranty or representation apart from the Warranties.

     5.3 The Vendors shall be released from the effect of the Warranties to the extent of the disclosures contained in the Disclosure Letter and to the extent that any Purchaser was aware of any other matters, events or circumstances (whether revealed by any investigation or enquiry made by or on behalf of the Purchasers into the Activities or otherwise) which would constitute a breach of any of the Warranties but for the provisions of this clause
               5.3. For the purposes of this clause 5.3 the Purchasers' awareness shall be limited to matters, events or circumstances of which any of John Logan, Dick Glennan, Eugene Haffely, Bruce Erdel, Steve Gore, Marilyn Pummell or Jim Cooper was actually aware.

     5.4 Any claim the Purchasers may have in respect of the Warranties or the Indemnities shall sound in damages only, subject to the provisions of this clause 5, and accordingly neither the Guarantor nor the Purchasers shall have the right to rescind this Agreement or any of the Sale Agreements or treat any of them as having been repudiated by the Vendors if there shall have been any breach of such Warranties (except in the case of fraud on the part of the Vendors).

     5.5 The Guarantor and the Purchasers hereby agree and acknowledge that notwithstanding anything to the contrary contained in this Agreement the Warranties and the Indemnities (where applicable) are subject to the following:-

               5.5.1 no claim in respect of the Warranties shall be capable of being made unless it shall be notified in writing to the English Vendor

                         5.5.1.1   within  eighteen months from the date hereof;
                                   or

                         5.5.1.2 in the case only of the Warranties contained in paragraphs 1.1 of Part A of Schedule 4 (Title to Assets) and 18 of Part A of
                                   Schedule 4 (Broker's fees) within three years from the date hereof; or

                         5.5.1.3 in the case only of the Warranties contained in paragraphs 4 to 6 of Part B of Schedule 4, paragraph 4 of Part C of Schedule 4 and paragraph 3 of Part D of Schedule 4 (Tax Matters) within three years from the date hereof;

               5.5.2 any such claim in respect of the Warranties which may be made shall (if it has not been previously satisfied settled or withdrawn) be deemed to be withdrawn at the expiration of 9 months from the date upon which such notice is received by the English Vendor pursuant to clause 5.5.1 unless prior to such expiration legal proceedings in respect thereof shall have been issued and served on the Vendors;

               5.5.3 the aggregate liability of the Vendors in respect of all breaches of the Warranties shall not exceed a sum equal to fifty per cent of the Consideration;

               5.5.4 the Vendors shall not be liable in respect of any single claim brought by the Purchasers for a breach of the Warranties arising out of a single event if the liability in respect of such claim would not exceed (pound)25,000 (twenty five thousand pounds). The Vendors or the relevant Vendor shall be liable in respect of any claim for a breach of the Warranties in respect of which the liability of the Vendors or a Vendor exceeds (pound)25,000 (twenty five thousand pounds) only if the liability of the Vendors or any Vendor for that claim and all other such claims exceeding (pound)25,000 (twenty five thousand pounds) would in aggregate exceed (pound)300,000 (three hundred thousand pounds) and in that event the Vendors shall only be liable for the excess;

               5.5.5 if any matter arises or gives rise to any claim under the Warranties or the Indemnities the Purchasers shall as soon as reasonably practicable give notice in writing to the English Vendor giving full details of the matter in respect of which the claim is made and the bona fide estimated liability in respect thereof and where the claim arises by reason of a claim made against any Purchaser by a third party that Purchaser shall not seek to settle or compromise the same without the written consent of the English Vendor (such consent not to be unreasonably withheld or delayed) and shall take such action as the English Vendor may reasonably require to avoid, resist, contest or compromise any such claim on the basis that the English Vendor shall indemnify that Purchaser on a current basis against all reasonable legal costs and related out of pocket expenses incurred by or awarded against it as a direct result thereof;

               5.5.6 no claim in respect of any breach or breaches of any of the Warranties or under the Indemnities shall be made to the extent that (a) provision or reserve therefor has been made and is reflected in the Net Current Assets Value or (b) the subject matter thereof is otherwise taken account of, or reflected, in the calculation of the Net Current Assets Value;

               5.5.7 the Vendors shall have no liability in respect of any claim under the Warranties or the Indemnities:-

                         5.5.7.1 if and to the extent that it would not have arisen but for anything voluntarily done or omitted to be done outside the ordinary course of business after Completion by any of the Purchasers or its employees, agents or successors in title and which that Purchaser was not required to do in order to comply with any applicable laws or with the terms of any of the Contracts assumed by the Purchaser; or

                         5.5.7.2 to the extent that it relates to any loss for which any of the Purchasers is indemnified by insurance (but only to the extent of the amount of the proceeds actually received from the applicable insurance coverage) or to the extent that it relates to any loss for which it would have been so indemnified if at the relevant time there had been in existence valid and adequate insurance cover of a type and level of cover disclosed in the Disclosure

                                   Letter as being held by the Vendor of the Activity concerned at the date hereof.

     5.6 Where any Purchaser is at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under the Warranties or the Indemnities or under any of the other provisions of this Agreement that Purchaser undertakes to take all reasonable steps to enforce, prior to taking any action (other than notifying the English Vendor of the claim) against the Vendors or any of them, any rights of recovery that such Purchaser may have against any third party in respect of the subject matter of the claim, subject to being indemnified on a current basis by the Vendors against all reasonable legal costs incurred by it in doing so and provided that it shall not in any circumstances be required to institute legal proceedings against any third party (other than any insurer) if this would have a material adverse effect on the Activities taken as a whole. In the event that such Purchaser shall recover any amount from such third party, the amount of the claim against the Vendors shall be reduced by the amount recovered.

     5.7 If the Vendors or any of them pay at any time to any Purchaser an amount pursuant to a claim in respect of the Warranties or under the Indemnities or under any of the other provisions of this Agreement and the Purchasers or any of them subsequently become entitled to recover from some other person any sum in respect of any matter giving rise to such claim the Purchasers or the relevant one of them shall take all reasonable steps to enforce such recovery, subject to being indemnified on a current basis by the Vendors against all reasonable legal costs incurred by it in doing so and provided that it shall not in any circumstances be required to institute legal proceedings against any third party (other than any insurer) if this would have a material adverse effect on the Activities taken as a whole. The Purchasers shall forthwith upon making any such recovery repay to the Vendors so much of the amount paid by the Vendors or any of them to the Purchasers as does not exceed the sum recovered from such other person.

     5.8 Without prejudice to the foregoing provisions of this clause 5, before any Purchaser makes any payment or offers any other remedy in respect of any matters for which it is entitled to an indemnity from the Vendors or any of them under the provisions of this Agreement or any of the Transaction Documents, it shall give a reasonable opportunity and reasonable assistance to the Vendors to verify and, if appropriate, remedy the defect, default or omission or other matter giving rise to the claim for the indemnity in question.

     5.9       Nothing  in  this   Agreement   shall  operate  to  diminish  the
               Purchaser's common law duty to mitigate its loss in respect of the matters dealt with in this Agreement.

     5.10 The failure to provide notice of any matter giving rise to a claim under the Warranties or the Indemnities as soon as reasonably practicable in accordance with clause 5.5.5 or to afford the Vendors a reasonable opportunity and assistance to verify or remedy any matter giving rise to a claim as contemplated by clause 5.8 shall not preclude the Purchasers from making any such claim, but any claim shall be reduced by the damages or losses resulting from the Purchasers' delay or failure to provide such required notice or opportunity and assistance to remedy the relevant matter.

     5.11 For the purposes only of determining the applicability of the monetary thresholds contained in clauses 5.5.3 and 5.5.4, any claim under the Warranties which is denominated in US dollars or Deutschmarks shall be converted into (pound)sterling at the Exchange Rates.

6.   PURCHASER ASSURANCES

     6.1 Each of the Guarantor and the Purchasers warrants and represents to the Vendors and each of them that the Guarantor and the Purchasers have the necessary corporate power and authority, and all authorisations approvals consents and licences required by the Guarantor and Purchasers have been unconditionally and irrevocably obtained and are in full force and effect, to permit the Guarantor and Purchasers to enter into and perform the Transaction Documents and the arrangements therein contemplated and the Transaction Documents have been duly approved by the directors of the Guarantor and the Purchasers at a duly convened meeting of those directors and constitute legally binding obligations of the Guarantor and the Purchasers (as the case may be).

     6.2 The Guarantor and the Purchasers acknowledge to and agree with each of the Vendors (both for themselves and in each case as trustees for each other member of the Lucas Group and for the benefit of each of their respective officers employees and advisers and as trustee for such officers, employees and advisers) that:-

               6.2.1 the invitation to them by or on behalf of the Vendors to consider the purchase of the Activities and the provision of information relating to the Activities, their respective financial positions or prospects was made by or on behalf of the Vendors and accepted by the Guarantor and the Purchasers and this Agreement was entered into on the basis that none of the Vendors nor any member of the Lucas Group nor any of the Vendors' or any member of the Lucas Group's officers employees and advisers have made or makes any representation or warranty (other than as set out in the Warranties) as to the accuracy or completeness of such information or accepts any duty of care in relation to the Guarantor and the Purchasers in respect of the provision of such information and, save as contemplated by the Warranties or Indemnities or in the case of representations made fraudulently by the Vendors, none of such persons shall be under any liability to the Guarantor and the Purchasers in the event that, for whatever reason, such information is or becomes inaccurate incomplete or misleading in any particular; and

               6.2.2 the Guarantor and the Purchasers have had independent legal and financial advice relating to the purchase of the Assets and to the terms of this Agreement and each Sale Agreement and the documents to be executed pursuant to them including the terms of this clause.

     6.3 Subject to clause 6.4 and to such rights as the English Purchaser has under the LAO Agreement, the Purchasers undertake to the Vendors to procure that none of the Activities will at any time after Completion hold itself out as a Subsidiary of or otherwise connected with the Lucas Group or use in connection with any business the name or mark "Lucas" and/or "LucasVarity" and/or the Lucas Group diagonal flash or any colourable imitation thereof and (without limiting the foregoing) to procure that all of the same are deleted from all printed material including (without limitation) stationery, compliment slips, invoices, business cards, CE Certificates, Calibration Certificates, Electrical
               Safety Test Certificates, catalogues, brochures, sales material and (if relevant) from electronic media such as internet sites and telephone listings and (if relevant) from signage at the Property and the US Leased Property and from motor vehicles and other tangible assets used by the Activities and acquired by the Purchasers as soon as reasonably practicable and in any event within 30 days from Completion or, in the case only of Serial Plates for M/C's and Name Plates for M/C's, within 45 days from Completion.

     6.4 During the 30 or 45 day periods referred to in clause 6.3 (as the case may be) and pending deletion of the name or mark "Lucas" and/or "LucasVarity" and/or the Lucas Group diagonal flash or any colourable imitation thereof as specified in clause 6.3 the Purchasers may use the same in connection with the Activities as envisaged by clause 6.3 provided that the Purchasers agree to indemnify and hold harmless the Vendors against all claims, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by any of the Vendors directly or indirectly as a result of or in connection with the use by any Purchaser following Completion of the names and/or mark "Lucas" or "LucasVarity" and/or the Lucas Group diagonal flash. This clause is also subject to such rights as the Purchaser has under the LAO Agreement.

     6.5 The Purchasers acknowledge to each Vendor the ownership by the Lucas Group of the names and/or mark "Lucas" or "LucasVarity" and/or the Lucas Group diagonal flash in relation to the goods or services in respect of which such names, marks or logo are registered and/or are used by any member of the Lucas Group and hereby acknowledge that notwithstanding any arrangements operating between the Vendors and the Purchasers in respect of the period following Completion all and any goodwill in the names of Lucas and/or LucasVarity belongs to and remains vested in the Lucas Group in relation to such goods and services.

     6.6 The Guarantor and the Purchasers hereby covenant with the Vendors and each of them that except to the extent (if any) required by law the Guarantor and the Purchasers will not and will procure that no Subsidiary of the Guarantor will at any time within the period of five years from Completion disclose or make public any secret or confidential or professional or financial or commercial information concerning the Lucas Group and not relating to the Activities which it has learned by reason of the Activities or any of them being owned by the Vendors and will not and will procure that no Subsidiary of the Guarantor will use to the detriment of any member of the Lucas Group any information which the Activities have obtained in confidence in the course of or as a result of such ownership provided always that the provisions of this clause 6.6 shall cease to apply to any information which is already or which falls into the public domain otherwise than by reason of a breach of this provision.

     6.7 The Purchasers and the Guarantor hereby warrant and represent to the Vendors in the terms of Schedule 5.

     6.8 The Purchasers' liability in respect of any claim under any indemnities given by any Purchaser under this or any of the Sale Agreements (excluding any liability under or in respect of the provisions of clauses 10 of the English Sale Agreement and the US Sale Agreement and clause 11 of the German Sale Agreement (Product Liability and Product Warranty)) shall be reduced to the extent that it relates to any loss for which the Vendors or relevant members of the Lucas Group are indemnified by insurance (but only to the extent of the proceeds actually received from the applicable insurance coverage).

     6.9 All undertakings, covenants, indemnities and acknowledgements given to or made with any member of the Lucas Group under any of the Transaction Documents are given to or made with the Vendors and each of them for themselves and (as a separate undertaking, covenant, indemnity or acknowledgement) to or with each Vendor as trustee for each other member of the Lucas Group.

7.   INTEREST

     Save where otherwise contemplated by any other provision of this or any Sale Agreement, if any sum shall at any time be due and outstanding from any Purchaser to the Vendors or any of them or from any Vendor to the Purchasers or any of them (as the case may be) pursuant to the terms of this or any Sale Agreement interest shall be payable thereon at the rate per annum of 2% above Barclays Bank plc's base lending rate from time to time, such interest to accrue from day to day and to be payable from the due date until payment whether before or after judgment.

8.   WAIVER

     No waiver by any party to this or any Sale Agreement of any of the requirements of this or any Sale Agreement or any of its rights hereunder or thereunder shall have effect unless given in writing and signed by or on behalf of the party giving the waiver and no delay by any party in exercising any of its rights hereunder shall impair the same. No single or partial exercise of any right or remedy shall preclude any further exercise thereof or the exercise of any other right.

9.   NOTICES

     9.1 The addresses for service of the parties to this Agreement and each Sale Agreement shall be:-

               9.1.1     in the case of the Vendors and each of them:-

                         The Legal Director - Lucas Aftermarket Operations, Stratford Road, Solihull, B90 4LA England; and

               9.1.2     in  the  case  of  each  of  the   Guarantor   and  the
                         Purchasers:-

                         Chief Executive Officer, DT Industries, Inc., Corporate Centre, Suite 2-300, 1949 East Sunshine, Springfield, MO 65804

     9.2 Any notice will be deemed well served on the party to whom it is addressed if it be served personally or by courier delivery addressed to such party at its address for service and such service shall be deemed to be effective upon such personal or courier delivery taking place.

     9.3 Any notices or statements to be served pursuant to clause 3 of this Agreement may be sent by facsimile process:-

               9.3.1 in the case of notices to the Vendors or any of them, to the Legal Director-Lucas Aftermarket Operations,
                         Fax: 0121 627 4417; and

               9.3.2 in the case of notices to the Guarantor and the Purchasers or any of them, to the Chief Executive Officer, DT Industries, Inc., Fax: 417 890 0525

     9.4 Any notice or statement so sent by facsimile process shall be deemed to have been served at the expiration of 2 hours after the time of despatch, if despatched before 3.00 pm (local time at the place of destination) on any Business Day, and in any other case at 10.00 am (local time at the place of destination) on the Business Day following the date of despatch, provided that it is followed by a hard copy of the notice or statement served on the recipient in accordance with clause 9.2.

     9.5 A copy of any notice served on the Guarantor or the Purchasers pursuant to clause 9.3 shall also be sent to Price Waterhouse, One Nations Bank Plaza, St. Louis, MO 63101 (for the attention of Steven Ditman) and a copy of any other notice served on the Guarantor or the Purchasers under this or any Sale Agreement shall also be sent to the US Purchaser's Solicitors (for the attention of Ira Polon).

10.  COSTS

     Save as otherwise provided in this and the Sale Agreements each party hereto shall bear its own costs and expenses in connection with this Agreement and each Sale Agreement and the negotiations leading thereto.

11.  ENTIRE AGREEMENT

     The Transaction Documents contain the whole agreement between the parties to this Agreement relating to the transactions contemplated by the Transaction Documents and supersede all previous agreements between the parties relating to these transactions. Each of the parties to this Agreement acknowledges that in agreeing to enter into the Transaction Documents it has not relied on any pre-contractual representations or warranties or other assurances save as set out in the Transaction Documents. Nothing in this clause 11 shall relieve any member of the Lucas Group from any liability for representations made fraudulently.

12.  SURVIVAL OF CERTAIN PROVISIONS

     This Agreement and each Sale Agreement shall remain in force and effect after Completion in respect of any matters covenants or conditions which shall not have been done observed or performed prior thereto and all representations warranties obligations of and indemnities given by the parties shall (except for any obligations fully performed) continue in full force and effect notwithstanding Completion.

13.  GOVERNING LAW

     This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

14.  ANNOUNCEMENTS

     No announcement concerning the transactions contemplated by this Agreement or any Sale Agreement or any matter ancillary to them and no disclosure of the terms or contents of this or any Sale Agreement shall (save as required by law or the regulations of the London Stock Exchange or the New York Stock Exchange) be made by any party except with the prior written approval of the English Vendor and the Guarantor (such approval not to be unreasonably withheld or delayed). Each of the Vendors and the Purchasers agree to procure that each of their respective advisers and representatives complies with the provisions of this clause as if such persons were parties to this Agreement.

15.  COUNTERPARTS

     This Agreement and any other documents to be delivered pursuant to clause 4 may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one document.

16.  TERMINATION

     In the event that all of the Sale Agreements are not entered into and exchanged in accordance with clause 2 or that the English Sale Agreement and the US Sale Agreement are not completed in accordance with clause 4:-

     16.1 the parties thereto shall not be obliged to complete any of the Sale Agreements and each of the documents referred to above shall lapse and become null and void and all rights and obligations in respect thereof shall cease to have effect immediately save as may be expressly provided therein;

     16.2 the parties to all such documents shall immediately return any signed copies of the same held by them and all other documents delivered to them thereunder to the party delivering the same and shall immediately repay all payments received by them thereunder to the party making the same.

17.  ASSIGNMENT

     The benefit of this Agreement may not be assigned by any of the Vendors or by Lucas Industries plc or Lucas Automation & Control Engineering Limited without the prior written consent of the Guarantor or by the Guarantor or the Purchasers without the prior written consent of the English Vendor save that any party may assign the benefit of this Agreement to any Subsidiary or Holding Company of it or to any other Subsidiary of its Holding Company if such assignment does not increase the liability of any party under this Agreement. If at any time thereafter such assignee shall cease to be so connected with such assignor it shall prior to so ceasing re-assign the benefit of this Agreement to such assignor.

18.  GUARANTEE

     In  consideration of the Vendors entering into this and each Sale Agreement
     at  the  request  of  the   Guarantor,   the  Guarantor   irrevocably   and
     unconditionally:-

     18.1 guarantees to the Vendors and each of them the due and punctual payment observance and performance by the Purchasers of all their liabilities and obligations whether present or future, express or implied, actual or contingent under or arising out of each of the Transaction Documents (including any liability or obligation to pay damages);

     18.2 undertakes with the Vendors and each of them that whenever any of the Purchasers fail to pay or perform when due any of the liabilities or obligations referred to in clause 18.1 it will on demand by any Vendor from time to time pay, perform or procure the performance of any and all of the same; and

     18.3 in addition to the obligations contained in clauses 18.1 and 18.2 and separate from them agrees to indemnify the Vendors and each of them in full on demand against any loss or damage or any liability (which liability will include all losses or costs claims expenses or damages including legal and other professional fees and expenses) which the Vendors or any of them may suffer or incur directly or indirectly arising out of or as a result of or in connection with any failure for any reason of the Purchasers to pay, observe or perform any of the obligations referred to in clause 18.1 when due.

19. None of the Vendors will be obliged before exercising any of the rights powers or remedies conferred upon it and them in respect of the Guarantor under the Guarantee or by law:-

     19.1      to make demand of the Purchasers or any of them; or

     19.2 to enforce or seek to enforce any claim right or remedy against any Purchaser or any other person; or

     19.3 to make or file any claim in connection with the insolvency of any Purchaser or any other person; or

     19.4 to take any action or obtain judgement in any court against any Purchaser or any other person; or

     19.5 to enforce or seek to enforce any other security, indemnity, guarantee or lien taken in respect of any of the obligations of the Guarantor under the Guarantee.

20. Neither the liability of the Guarantor under the Guarantee nor the rights powers and remedies conferred on the Vendors under the Guarantee or by law will in any way be released prejudiced diminished or affected by any of the following:-

     20.1 the granting of time or indulgence to or any compromise with or agreement not to sue the Purchasers, the Guarantor or any other person or the Vendors abstaining from proving or enforcing payment of any dividend or composition;

     20.2 the Vendors not giving the Guarantor notice of any default by any Purchaser or of any action taken by the Vendors;

     20.3 any variation made in any of the terms of this or any Sale Agreement whether the same is made with or without the assent or knowledge of the Guarantor;

     20.4 the Vendors obtaining or failing to obtain or perfect any other guarantee or security (whether contemporaneously with this or any Sale Agreement or not) or the modification, variation, renewal, release, termination or discharge by the Vendors of any security or guarantee now or hereafter held from any Purchaser or any other person (including any signatory to this or any Sale Agreement) in respect of the liabilities and obligations referred to in clause 18.1;

     20.5 any defect in or the unenforceability of any security or guarantee given by or on behalf of any Purchaser or any other person in respect of any of the liabilities and obligations referred to in clause 18.1;

     20.6      any  invalidity,  illegality,  unenforceability,  irregularity or
               frustration  in  any  respect  of  any  of  the   liabilities  or
               obligations referred to in clause 18.1; and

     20.7 any act omission or circumstances which but for this clause 20 might operate to prejudice, affect or otherwise diminish the liability of the Guarantor under clause 18 or any of the rights powers or remedies conferred upon the Vendors or any of them under clause 18 or by law.

21. The Guarantee is a continuing guarantee and will remain in full force and effect until all the liabilities and obligations referred to in clause 18 have been irrevocably paid and satisfied in full.

22. Without prejudice to the Vendors' rights against the Purchasers as principal debtor the Guarantor agrees as a separate and independent stipulation that any liabilities or obligations referred to in clause 18.1 which may not be recoverable on the footing of a guarantee (whether by reason of any legal limitation, disability or incapacity on or of any Purchaser or any other fact or circumstance) or which are or become illegal, voidable, unenforceable, discharged by any insolvency or irrecoverable (and whether or not known to the Vendors or the Guarantor or any other person) will nevertheless be recoverable from and enforceable against the Guarantor as sole or principal debtor in respect thereof and will be paid or performed by the Guarantor on demand.

23.  NO THIRD PARTY BENEFICIARY

     Except as otherwise provided in this Agreement, this Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted assigns and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

24.  EC NOTIFICATION

     As soon as is practicable after the execution of the Transaction Documents the parties shall procure that the Transaction Documents are notified to the Commission of the European Community in accordance with Regulation 17 of 1962 of the Council of the European Communities. Lucas shall have primary responsibility for completing and submitting the necessary forms and the Purchasers and the Guarantor shall provide the required information relating to their group and markets to enable Lucas to do so. Lucas shall prior to notification to the Commission submit the forms to the Purchasers and Guarantor for approval and allow a reasonable time for comments. Lucas will not unreasonably refuse to incorporate such comments provided that if any disagreement arises between the parties over the form of such notification each party shall be entitled to make its own submission to the Commission. Each party shall bear its own costs and expenses in relation to any such notification and any enquiries made by the Commission in relation thereto.

                                   SCHEDULE 1
                                     PART 1
                             DETAILS OF THE VENDORS

(1) Lucas Limited whose registered office is at Stratford Road, Solihull, West Midlands, England

(2) Lucas Automation & Control Engineering, Inc., a Virginia corporation whose executive offices are located at 1000 Lucas Way, Hampton, Virginia, USA

(3) Lucas Automation and Control Engineering GmbH of Karl-Mand Strasse 2a, 56070 Koblenz, Germany, registered with the Commercial Register of the County Court of Koblenz under registration number HRB 5258



                                   PART 2
                         DETAILS OF THE PURCHASERS


(1) Assembly Technology & Test Limited whose registered office is at Beaufort House, 15 St Botolph Street, London EC3A 7NJ

(2) Assembly Technology & Test, Inc., of Corporate Centre, Suite 2-300, 1949 East Sunshine, Springfield, MO 65804

(3) Assembly Technologie & Automation GmbH of Karl-Mand Str. 2, D-56070 Koblenz-Rheinhafen

                              SCHEDULE 2 (OMITTED)
                             ACCOUNTING PRINCIPLES



                                 Pages 51 - 58

                              SCHEDULE 3 (OMITTED)

                                     Part 1
         PROFORMA DRAFT COMPLETION STATEMENTS AND AGGREGATION STATEMENT


                                     Part 2
                          ALLOCATION OF PURCHASE PRICE




                                  Pages 59 - 62

                                   SCHEDULE 4
                    REPRESENTATIONS AND WARRANTIES OF VENDORS
                         DEFINITIONS AND INTERPRETATION


1. Words and expressions used in this Schedule shall unless the context otherwise requires have the same meanings (if any) as are given to them in this Agreement.

2. Where any of the Warranties are qualified by words such as "the Vendors are not aware" or "the Vendors believe" or "to the best of the Vendors" knowledge" or any similar qualification, the Vendors' awareness or belief or knowledge shall (unless specified otherwise in Schedule 4) be determined by reference only to the awareness or belief or knowledge of the persons whose names are listed in the left hand column below and whose position is stated opposite his name in the right hand column below, of whom enquiry has been made by the Vendors and the Vendors shall not be liable for breach of representation and/or warranty should the fact or circumstance which would otherwise be a breach of the Warranties be known to any other employee or officer of any member of the Lucas Group.

     Name of Person        Position Held
     --------------        -------------

     Chris Long-Leather    Programme Director - Business Development
     Geoff Wyatt           Finance Director - Lucas Aftermarket Operations
     David Watkins         Managing Director of the Activities
     Wayne Schultz         Vice President (Finance) - the Activities
     Graham Plumley        Human Resources Director - Lucas Aftermarket
                              Operations
     Tim Bridgman          Divestment Project Manager
     Richard Peachey       Legal Director - Lucas Aftermarket Operations
     Eddie Earle           Group Property Manager
     Mike McKiernan        Group Director - Health, Safety and Environment

3. In relation to any of the Warranties which are qualified by reference to materiality, the materiality of any matter which may constitute a breach of any such Warranty shall be determined by reference to and in the context of the Activities taken as a whole and not any one of them.

4.   With regard to the different Parts of this Schedule:-

     4.1 the Warranties contained in Part A of this Schedule are made by the English Vendor in relation to each of the Activities;

     4.2 the Warranties contained in Part B of this Schedule are made by the English Vendor in relation to the English Activity only and nothing contained in Part B shall affect the application or interpretation of the Warranties contained in the remainder of this Schedule. References in such Part B to the Vendor or the Purchaser shall be deemed to be to the English Vendor or the English Purchaser (as the case may be) and references to the Activity shall be deemed to be to the English Activity;

     4.3 the Warranties contained in Part C of this Schedule are made by the English Vendor and the US Vendor in relation to the US Activity only and nothing contained in Part C shall affect the application or interpretation of the Warranties contained in the remainder of this Schedule. References in such Part C to the Vendor or the Purchaser shall be deemed to be to the US Vendor or the US Purchaser (as the case may be) and references to the Activity shall be deemed to be to the US Activity; and

     4.4 the Warranties contained in Part D of this Schedule are made by the English Vendor and the German Vendor in relation to the German Activity only and nothing contained in Part D shall affect the application or interpretation of the Warranties contained in the remainder of this Schedule. References in such Part D to the Vendor shall be deemed to be to the German Vendor and references to the Activity shall be deemed to be to the German Activity.

                                 PART A. GENERAL



1.   The Assets

     1.1 The Vendors have good and marketable title to the Assets other than:-

               1.1.1 the English Property and the German Property (which are dealt with in the English Sale Agreement and the German Sale Agreement) and the US Leased Property;

               1.1.2 the Intellectual Property (which is dealt with in paragraph 10 of Part A of this Schedule); and

               1.1.3     the Leased Assets,

               free and clear of any outstanding mortgage, charge, pledge, security interest (including blanket security interest), lien, conditional sale, credit sale, hire-purchase or lease agreements or any encumbrances of any nature whatsoever (excluding retention of title claims by unpaid suppliers) or any option or agreement for purchase in favour of any person.

     1.2 The Assets (together with any right to use the intellectual property rights granted pursuant to this Agreement and the Sale Agreements) comprise all the assets of material importance to enable the Vendors to carry on the Activities as now carried on.

     1.3 The Disclosure Letter contains a list of all material assets leased by the Vendors and used in the Activities.

2.   The Activities

     Since the Accounting Date:-

     2.1 the Activities have been carried on in the ordinary and usual course in similar manner as in the financial year of the Vendors ending on the Accounting Date and all of the Assets acquired by the Vendors in respect of the Activities since the Accounting Date have been acquired in the ordinary course of business;

     2.2 there has been no disposal of significant assets other than in the ordinary course of trading;

     2.3 the Activities taken together have not suffered any change in their financial condition or business which in the aggregate had or has a material adverse effect on the Activities as a whole; and

     2.4       the Vendors have not in relation to the Activities:-

               2.4.1 sold, assigned, encumbered, licensed, pledged, abandoned or otherwise transferred (a) any Registered Intellectual Property or (b) save in the ordinary course of the Activities, any other intellectual property or other intangible assets;

               2.4.2     made  any  change  in  any  method  of   accounting  or
                         accounting principle or practice;

               2.4.3     granted  any  general   increase  in  the  remuneration
                         payable or to become payable to their officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any special increase in the remuneration payable or to become payable to any officer or employee, except for normal merit and cost of living increases in the ordinary course of business and in accordance with past practice;

               2.4.4 made capital expenditures or commitments in excess of the amounts contained in the budget for the Activities for the period ending 31 January 1998, a copy of which is annexed to the Disclosure Letter ;

               2.4.5 made or guaranteed any loans to any customer or distributor of the Activities;

               2.4.6 entered into any factoring or invoice discounting arrangements with respect to their debts;

               2.4.7     permitted   any   material   insurance   policy  to  be
                         terminated or cancelled; or

               2.4.8     agreed to do any of the foregoing things.

3.   General Legal Compliance

     3.1 None of the Vendors has received notice (with which it has not complied) alleging that it is in default, and so far as the Vendors are aware they are not in any default, under any laws, regulations or orders affecting the operations of the Activity concerned or any of the Assets (excluding any laws, regulations or orders referred to in Parts B, C or D of this Schedule or any other laws, regulations or orders relating to taxation or relating to the Property or to the environment (as defined in the Environmental Protection Act 1990) or pollution of the environment or to the health and safety of the Transferring Employees) which will have a material adverse effect on the Activities taken as a whole. So far as the Vendors are aware such of the Records as are required by statute or regulation to be kept are up to date or are not misleading in any material respect.

     3.2 None of the Vendors has received any notice, with which it has not complied, alleging that it does not hold all necessary licences and consents for the proper carrying on of the Activity concerned. The Disclosure Letter contains a list of all material licences or governmental approvals held by the Vendors for the purpose of carrying on the Activities.

4.   Stock and Backlog

     The Stock taken as a whole is sufficient for the normal requirements of the Activities and taken as a whole is at its normal level having regard to current orders and to orders reasonably anticipated from customers of the Vendors in relation to the

     Activities. At 31 May 1997, the project backlog from firm orders from customers of the Activities was approximately (pound)40,000,000.

5.   Plant Machinery and Equipment

     All of the material Plant Machinery and Equipment is in all material respects in operating condition subject to ordinary wear and tear.

6.   Contracts

     For the purposes of this paragraph 6 a "Material Contract" means a contract relating to or affecting the Activities which has been entered into by any of the Vendors, has not yet been completed by the supply of all goods or services due thereunder and which during the life of the contract will require, or is anticipated to require, any party to it to pay in aggregate a sum of at least (pounds)500,000, US $750,000 or dm 1,000,000 to the other party or parties.

     6.1 All Material Contracts and all Contracts with the Major Customers (as defined in paragraph 7.2 below) and the Major Suppliers (as defined in paragraph 7.2 below) which have not yet been completed by the supply of all goods or services due thereunder are listed in the Disclosure Letter.

     6.2 None of the Vendors is a party to any of the following Contracts which is not a Material Contract or a Contract with a Major Customer or Major Supplier:-

               6.2.1 any partnership, joint venture, consortium or similar contract relating to any of the Activities;

               6.2.2     any contract  requiring  any Vendor to pay any royalty,
                         commission   or  like   payment  in   relation  to  the
                         Activities;

               6.2.3 any contract for the supply of goods and/or services by or to any Vendor in relation to the Activities on terms under which retrospective or future discounts, price reductions or other financial incentives are given by or to any Vendor dependent on the level of purchases or any other criteria;

               6.2.4     any agency or distributorship agreement;

               6.2.5 any contract outside the normal course of the Activities which restricts the Vendors from supplying or taking goods or services to any customer (or prospective customer) of the Activities or from any supplier (or prospective supplier) to the Activities;

               6.2.6 any agreement for the sharing or passing on of confidential information which is outside the normal course of the Activities (excluding any confidentiality agreements entered into by prospective purchasers of the Activities from the Vendors);

               6.2.7     any contract for the purchase of land; or

               6.2.8 any contract for the acquisition of the share capital of another company or the business or undertaking of another company.

     6.3 None of the Contracts has been entered into other than on an arm's length basis.

     6.4 None of the Vendors is aware of the invalidity of or grounds for rescission avoidance or repudiation of any agreement which the Purchasers are required to take over hereunder or under any of the Sale Agreements.

     6.5 None of the Vendors has received any written indication that the Contracts are not enforceable in accordance with their terms.

     6.6       So far as the Vendors are aware:-

               6.6.1 neither the Vendors nor any other party to any of the Material Contracts has failed to perform in any material respect its obligations required to be performed under any of the Material Contracts;

               6.6.2 neither the Vendors nor any other party to any of the Material Contracts is in receipt of any written claim of a material default under any of the Material Contracts; and

               6.6.3 they are not in breach of any of their obligations under any of the other Contracts which would, individually or in the aggregate, have a material adverse effect on the Activities taken as a whole save to the extent that the sale of the Activities to the Purchasers or the execution and completion of this and the Sale Agreements may constitute a breach by the Vendors of any of the Contracts.

     6.7 The Vendors are not party to, or bound by the provisions of, any Contract (including purchase orders, blanket purchase orders and agreements and delivery orders) with the United States Government or any department, agency or instrumentality thereof or any state or local governmental agency or authority with respect to the Activities.

     6.8 The Disclosure Letter sets out details of all bids made for the sale or supply of goods or services by the Activities before 27 June 1997 which remain open at Completion and all such bids made after that date which remain open at Completion have been made in the normal course of the Business.

     6.9 The Schedules to the Sale Agreements include brief details of all Memoranda of Understanding to which the Vendors are party in relation to the Activities at 27 June 1997 and all other Memoranda of Understanding to be assumed by the Purchasers under the Sale Agreements were entered into in the normal course of the Activities.

7.   Trading Matters

     7.1       There is attached to the Disclosure  Letter an up-to-date copy of
               each  of  the  Vendor's   various  current   standard  terms  and
               conditions of trading as used by the Activities.

     7.2       The Disclosure Letter lists:-

               7.2.1 the top ten suppliers (a "Major Supplier") by value (net invoice value) to the Vendors in respect of the Activities in the twelve months immediately preceding the Accounting Date; and

               7.2.2 the top ten customers (a "Major Customer") by value (net invoice value) of the Vendors in respect of the Activities in the twelve months immediately preceding the Accounting Date.

     7.3 None of the Major Customers or Major Suppliers have since the Accounting Date refused to continue to do business with the Vendors and the Vendors have not received any written notice from any of them indicating it would be subsequently materially reducing its level of business with the Activities.

     7.4 So far as the Vendors are aware, neither the Diesel Systems division nor the Light Vehicle Braking Systems division of LucasVarity has any present intention to discontinue its trading relationship with the Activities after Completion.

     7.5 All trade names under which the Vendors currently carry on the Activities are listed in the Disclosure Letter.

8.   Product Defaults

     8.1 The Disclosure Letter contains a list of any product warranty claim exceeding (pound)50,000 for which the Vendors have accepted liability in the two years preceding Completion and any product liability claim exceeding (pound)50,000 for which the Vendors or their insurers have accepted liability in the two years preceding Completion.

     8.2 None of the Vendors has been required to file, nor has filed, a notification or other report with the United States Consumer Product Safety Commission concerning any actual or potential hazards with any product manufactured or sold by it.

9.   Litigation and disputes

     9.1 None of the Vendors is involved, whether as plaintiff, defendant or any other party, in any civil, criminal, tribunal or arbitration proceedings in respect of the Activities or the Assets and so far as the Vendors are aware no such proceedings are pending or have been threatened in writing.

     9.2 None of the Vendors has been involved in any civil, criminal, tribunal or arbitration proceedings relating to the Activities in the two years immediately preceding Completion in which the amount claimed by or against the Vendors exceeded (pound)50,000.

     9.3 There are no judgments or orders against any Vendor affecting its rights to sell any of the Assets or carry on the Activity concerned.

     9.4 There is no outstanding dispute between any Vendor and any Major Customer or Major Supplier or with any federal, state or local governmental agency or authority which is having a material adverse effect, or so far as the Vendors are aware is reasonably expected to have a material adverse effect, on the Activities taken as a whole.

10.  Intellectual Property

     10.1      The  Lucas  Group is the  beneficial  owner  of the  Intellectual
               Property

     10.2 The Vendors have not received any written notice alleging that any of the Intellectual Property is not valid and enforceable.

     10.3 None of the Vendors has received any written notice, with which it has not complied, alleging that any of the goods and/or services supplied in the course of the Activities or any of the processes employed in the Activities or any other aspect of the carrying on of the Activities infringes any intellectual property rights of any nature of any third party.

     10.4 The Vendors have not received any written notice that any person is currently infringing any of the Intellectual Property.

     10.5 The Lucas Group has not entered into any subsisting licence with any person under which:-

               10.5.1 the Lucas Group licenses any of the Intellectual Property to that person; or

               10.5.2 that person licenses any intellectual property rights to the Lucas Group for the purpose of the Activities.

     10.6 So far as the Vendors are aware none of the past or present employees of the Vendors engaged in the Activities has any material rights in relation to the Registered Intellectual Property.

     10.7      So far as the Vendors are aware  completion of this Agreement and
               the  sale  of  the  Activities   contemplated   hereby  will  not
               materially alter or impair the Registered Intellectual Property.

11.  Employees

     11.1      The  particulars   contained  in  the  Schedule  annexed  to  the
               Disclosure Letter relating to the Transferring Employees are true and accurate in all material respects.

     11.2      The Vendors are not under any contractual obligation:-

               11.2.1 to make any increase in the rates of remuneration of or other similar payment to any of the Transferring Employees;

               11.2.2 to make any change in the terms and conditions of employment of the Transferring Employees.


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

     11.3 The Employee Pack referred to in and annexed to the Disclosure Letter discloses all material agreements or arrangements with trades unions, staff associations or other associations of employees relating to the Transferring Employees.

     11.4 The written terms of employment of those Transferring Employees whose basic salary exceeds (pound)30,000 per annum or to whom any Vendor is required to give more than three months' notice to terminate the employment without cause are annexed to the Disclosure Letter. In relation to all other Transferring Employees a pro forma pack incorporating standard form statements of particulars of employment and other written statements of employment benefits is annexed to the Disclosure Letter, the salary or wages of such other Transferring Employees being shown in the Schedule referred to in paragraph 11.1 above.

     11.5 No employee employed in a managerial or senior technical or senior sales position has since 1st July 1996 terminated his employment or had such employment terminated and no such employee has given or has been given notice to terminate his employment.

     11.6 Within the last year the Vendors have not experienced any labour disputes or any work stoppage or slow-down due to labour disagreements which have had a material adverse effect on the Activities.

     11.7 There are no loans outstanding from the Vendor or the Lucas Group to any of the Transferring Employees or from any of the Transferring Employees to the Vendor or the Lucas Group.

     11.8 The Vendors have not operated a severance policy in respect of the US Activity providing for payments to be made to employees of the US Activity where their employment is transferred to a purchaser of a US business or part thereof.


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

12.  Financial Statements

     12.1 The summary profit and loss accounts, cash flows and balance sheets of the Vendors in relation to the Activities for the year ended 31 July 1996 and the 6 months ended on the Accounting Date, as described in certificates issued by Ernst & Young to
               LucasVarity   on  13th   February   1997  and  9th   April   1997
               respectively:-

               12.1.1 fairly present in all material respects the financial position and assets and liabilities of the Vendors in relation to the Activities as at 31st July 1996 and 31st January 1997 (as the case may be) and the summary profit and loss accounts and cash flows of the Activities for the respective periods then ended; and

               12.1.2    have  been   prepared  in  all  material   respects  in
                         accordance  with  United  Kingdom  generally   accepted
                         accounting policies.

     12.2 The audited financial statements of Lucas Limited, which is an indirect Subsidiary of Lucas Industries plc, for the period ended 31st July 1996 (a copy of which is attached to the Disclosure Letter) give a true and fair view of the state of affairs of Lucas Limited as at 31st July 1996 and the net asset value of Lucas Limited as at 31 January 1997 was not less than (pound)54 million.

13.  Grants

     No governmental or other material grants have been made in the last six years to any Vendor in relation to the Activities which are repayable.

14.  Insurance

     14.1 Brief particulars of all the Vendors" insurances relating to the Activities are set out in the Disclosure Letter.

     14.2 There is no insurance claim (excluding employee welfare claims and employer's liability claims) made by any Vendor pending or outstanding relating to the Assets or the Transferring Employees.


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

15.  Insolvency

     15.1 No petition has been presented, no order has been made and no resolution has been passed for the winding-up of the Vendors, no administrative receiver, receiver and/or manager has been appointed of the whole or any part of the property of the Vendors relating to the Activities, no administration order has been made appointing an administrator or trustee in respect of the Vendors and no petition has been presented for an administration order or filed under the U.S. Bankruptcy Code or any other insolvency law in respect of the Vendors.

     15.2 None of the Assets which is material to the Activities has been acquired by the English Vendor, Lucas Industries plc or Lucas Automation & Control Engineering Limited in the 2 years preceding Completion from another member of the Lucas Group or from another Business Unit at an undervalue.

16.  Vendors capacity and organisation

     16.1 The Vendors have taken all necessary action, corporate or otherwise, to enter into this Agreement and the Sale Agreements and to complete the sale of the Activities contemplated thereby. This Agreement has been duly and validly executed and delivered by the Vendors and constitutes a valid and binding agreement of the Vendors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganisation or similar laws relating to creditors' rights generally. The Sale Agreements will be validly executed and delivered by the relevant Vendors and, when delivered, will constitute binding agreements of the relevant Vendors, enforceable as aforesaid.

     16.2 Each Vendor is a corporation duly organised, validly existing and in good standing under the laws of the jurisdiction in which each Vendor was incorporated and has the requisite corporate authority and power to carry on the relevant Activity as currently conducted by that Vendor.


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


     16.3 Neither the execution and delivery of this Agreement and the Sale Agreements nor the sale of the Activities thereunder will:-

               16.3.1 violate or conflict with any provisions of the Articles of Association, Articles of Incorporation or Bylaws, or such equivalent thereof, of the Vendors, or any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Vendors (other than any requiring consent or approval to the sale of the Activities to the Purchaser to be obtained from any governmental body or authority); or

               16.3.2 violate, or conflict with, or result in a breach in any provision of, or constitute a default under any contract to which the Vendors are party (excluding the Contracts) or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Vendors which would in any such case materially affect the ability of the Vendors to perform their obligations under this Agreement and the Sale Agreements.

17.  Consents

     To the best of the Vendors' knowledge no consent, approval or authorisation of, or declaration or filing with, any governmental authority is required on the part of the Vendors in connection with the execution, delivery or performance of this Agreement, except for :-

     17.1 filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     17.2 Post-Merger Notification with the Federal Cartel Office (Bundeskartellamt) in Berlin pursuant to the Act against Restraint on Competition (Antitrust Act; Gesetz gegen Wettbewerbsbeschrankungen of 1957 as amended); and

     17.3      local recordings of deeds.

18.  Broker's or Finder's Fee

     Except for the fees payable to Coopers & Lybrand for acting on behalf of the Lucas Group in the sale of the Activities, no agent, broker, investment banker or firm acting on behalf of the Vendors or under the authority of the Vendors is or will be entitled to any broker's or finder's fee or any other commission or similar fee from any of the Vendors in connection with any of the transactions contemplated hereby.

19.  Related Party Transactions

     Neither the Lucas Group, nor any director or officer of the Lucas Group, is currently a party to any transaction with the Vendors (other than for services as employees, officers and directors), including without limitation any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, the Vendors in connection with the operation of the Activities, save for any transaction, contract, agreement or other arrangement which is not material to the Activities taken as a whole and for the Group Sharing Arrangements (as defined in the Sale Agreements).


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

                          PART B. THE ENGLISH ACTIVITY


1.   Pensions

     1.1 The Vendor is under no legal liability or voluntary commitment to pay or make provision for payment of any pension, superannuation, death benefit or other similar benefit in respect of any English Transferring Employee or to contribute to a pension, superannuation or life assurance scheme other than the Lucas Pension Scheme in respect of any English Transferring Employee.

     1.2 No proposal has been announced or made to amend the Lucas Pension Scheme in any way that could affect any of the English Transferring Employees or to enter into any legal liability or voluntary commitment of the type described in paragraph 1.1 above.

     1.3 Full and accurate details of the Lucas Pension Scheme (to the extent that it relates to the English Transferring Employees) have been given to the Purchaser, including the following:-

               1.3.1 copies of all current formal documentation governing or relating to that scheme;

               1.3.2 a copy of the current members booklet and of all announcements the terms of which are not fully and accurately incorporated into the documents provided under paragraph 1.3.1 above;

               1.3.3     copies of the most recent trustees report and accounts;

               1.3.4 all data necessary for ascertaining the current liabilities of the Lucas Pension Scheme in respect of the Members including (without limitation) their names, ages, sexes, pensionable salaries and pensionable service (actional or notional), details of any transfer credits and special or augmented benefits and


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

                         details of any agreed or proposed transfer payments into or out of the Lucas Pension Scheme that relate to any of the Members;

               1.3.5 details of any other benefits of which the Vendor or the Lucas Pension Scheme has been made aware and which are or may be relevant to the calculation of any statutory limitation of benefits in respect of any of the Transferring Employees;

               1.3.6 details of all contributions and premiums currently payable or being paid by and in respect of the Members;

               1.3.7     copies of current contracting-out certificates; and

               1.3.8 copies of written confirmation from the Pension Schemes Office for the Inland Revenue of the Lucas Pension Scheme's status as an exempt-approved scheme within the meaning of section 592 of the Income and Corporation Taxes Act 1988.

     1.4 No discretion or power has been exercised under or in relation to the Lucas Pension Scheme to:-

               1.4.1     augment the  benefits  for or in respect of any Member;
                         and

               1.4.2     provide any  benefits  in relation to any Member  which
                         are   different   from  those   provided   for  in  the
                         documentation disclosed under paragraph 1.3 above.

     1.5 There are no actions, suits, claims investigations or Pension Ombudsman complaints (apart from routine claims for benefits arising otherwise than under Article 119 of the Treaty of Rome) outstanding, pending or threatened against the Lucas Pension Scheme or against the Vendor or any connected person or any other participating employer in the Lucas Pension Scheme in relation to any English Transferring Employee and in respect of any act, event, omission or other matter arising out of or in connection with the Lucas Pension Scheme and so far as the Vendor is aware, there are no circumstances which may give rise to any such action, suit, claim investigation or Pensions Ombudsman complaint.

     1.6 There are no contributions or premiums due to the Lucas Pension Scheme in relation to any of the Members which have fallen due but are unpaid.

     1.7 The Lucas Pension Scheme is an exempt approved scheme within the meaning of section 592 of the Income and Corporation Taxes Act 1988 and is a contracted-out scheme (as defined in section 7(3) of the Pension Schemes Act 1993) and the Vendor is not aware of any reason why such exempt approval may or could be withdrawn or which may or will result in the Lucas Pension Scheme ceasing to be a contracted-out scheme or in the surrender or variation of any contracting-out certificate which relates to the Members.

     1.8 There are no English Transferring Employees who would, had their contractual hours of employment been different at any time, been eligible for the membership of the Lucas Pension Scheme.

     1.9 In this paragraph 1 "Member" has the same meaning as in Schedule 7 to the English Sale Agreement.

2.   Property and environment

     To the best of the Vendor's knowledge and belief the replies given on the Vendor's behalf by the Vendors' UK Solicitors to the pre-contract enquiries in respect of the English Property and the pre-contract enquiries in respect of environmental issues affecting the English Property (copies of which are annexed to the Disclosure Letter) are correct in all material respects.

3.   Fair Trading

     3.1 No agreement, transaction, practice or arrangement entered into or carried on, or proposed to be entered into or carried on, by the Vendor in respect of the Activity:-

               3.1.1 is being or has been registered by the Vendor, nor as far as the Vendor is aware by any third party, in accordance with the provisions of the Restrictive Trade Practices Acts 1976 and 1977;

               3.1.2 is being or has been notified by the Vendor, nor as far as the Vendor is aware by any third party, to the EC Commission ("the Commission") by reason of Article 85 of the Treaty establishing the European Economic Community; or

               3.1.3 so far as the Vendor is aware, is or has been the subject of an enquiry, investigation, reference or report under the Fair Trading Act 1973, the Competition Act 1980, Article 85 or 86 of the Treaty establishing the European Economic Community or by the Commission or any other regulatory or judicial authority, whether in the United Kingdom or elsewhere.

     3.2 The Vendor has not in relation to the Activity given any assurances or undertaking to the Restrictive Practices Court, the Director General of Fair Trading, the Secretary of State for Trade and Industry, the Commission or Court of First Instance or Court of Justice of the European Communities, or any other court or similar person or body.

4.   General Taxation Matters

     4.1 The Vendor is not in relation to the Activity liable as agent or lessee for any taxation liability of another person.

     4.2 No taxation authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation or on generally published statements of practice or generally published extra-statutory concessions) in relation to the Activity.

     4.3       There is set out in the Disclosure  Letter with express reference
               to  this  Warranty  the  aggregate   residue  of  expenditure  or
               written-down value


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

               attributable to such of the Assets on which an entitlement to industrial building allowances has arisen under the Capital Allowances Act 1968 or the Capital Allowances Act 1990.

     4.4       None of the  English  Assets  are long life  assets as defined in section 38A of the Capital Allowances Act 1990.

     4.5 None of the English Assets is subject to an outstanding Inland Revenue charge as defined in section 237 Inheritance Tax Act 1984.

     4.6 No circumstances exist, or but for section 204(6) Inheritance Tax Act 1984 would exist, such that a power of sale could be exercised in relation to any of the English Assets pursuant to section 212 Inheritance Tax Act 1984 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

     4.7 The Vendor is not liable to taxation in respect of the Activity in any country other than the United Kingdom.

5.   Value Added Tax

     5.1 The Vendor is a registered and taxable person for the purposes of the Value Added Tax Act 1994.

     5.2 The Vendor has not made any supplies in respect of the Activity in the last 3 years that are exempt supplies.

     5.3       The Vendor is not approved for the purposes of the Customs Duties
               (Deferred   Payment)   Regulations  1976  (deferral  of  duty  on
               imports).

     5.4 There is set out in the Disclosure Letter with express reference to this Warranty full details of each of the English Assets to which Regulations 112-116 of Part XV of the Value Added Tax Regulations 1995 (adjustments to the deductions of input tax on capital items) apply or will apply, including in particular:-

               5.4.1 a description (including in the case of land or a building or part of a building, the nature of the tenure and the time it has to run), the date the first interval commenced and the input tax on the capital items; and

               5.4.2 the proportion of input tax for which credit has been claimed (whether provisionally or finally in a tax year and stating which).

     5.5 The Vendor has not exercised the election to waive exemption under paragraph 2 of Schedule 10 Value Added Tax Act 1994 in respect of the English Property.

6.   Taxation and Employees

     6.1 The Vendor has received no notifications or notices under section 166 ICTA 1988 (benefits in kind: notices of nil liability) in relation to the Activity.

     6.2 The Vendor does not operate any scheme registered under Chapter III of Part V ICTA 1988 (profit related pay).

     6.3 No officer or employee of the Vendor who is engaged in the Activity participates in any scheme approved under Schedule 9 ICTA 1988 (approved share option and profit sharing schemes) or is a beneficiary or potential beneficiary of a qualifying employee share ownership trust as defined in Schedule 5 Finance Act 1989 (employee share ownership trusts).

     6.4 The Vendor has properly operated the PAYE system deducting income tax and national insurance contributions as required from all payments to or treated as made to the English Transferring Employees and has punctually accounted to the Inland Revenue and the Department of Social Security for all taxation deducted. The Vendor has maintained and retained such books and records relating to PAYE and to national insurance contributions as it is required to maintain and retain.

                             PART C. THE US ACTIVITY

1.   Employee Benefit Plans

     1.1 The Disclosure Letter contains a true and complete list of all material written and oral, formal and informal, annuity, bonus, cafeteria, stock option, stock purchase, profit sharing, savings, pension, retirement, incentive, group insurance, disability, employee welfare, prepaid legal, non-qualified deferred compensation including, without limitation, excess benefit plans, top-hat plans, deferred bonuses, rabbi trusts, secular trusts, non-qualified annuity contracts, insurance arrangements, non-qualified stock options, phantom stock plans, or golden parachute payments or other similar fringe benefit plans, and all other employee benefit finds or programs (within the meaning of Section 3(3) of ERISA), covering employees, former employees or directors of the Vendor with respect to the Activity (the "Plans"). Except as set out in the Disclosure Letter, the Vendor is not a party to any material employee agreement, understanding, plan, policy, procedure or arrangement, whether written or oral, which provides compensation or fringe benefits to its employees engaged or formerly engaged in the operation of the Activity or which applied to former employees of Vendor who were engaged in the Activity, and the Vendor is in compliance with its respective obligations under all such Plans. Except for changes required by applicable law, there are no negotiations, demands, commitments or proposals that are pending or that have been made that concern matters now covered, or that would be covered by the type of agreements described on the Disclosure Letter or this paragraph
               1.1. The Vendor has no direct or indirect, actual or contingent, material liability for any Plan, other than to make payments for contributions, premiums or benefits when due, all of which payments have been timely made. None of the US Assets are subject to any lien or security interest under Section

               302(f),  306(a),  307(a) or 4068 of ERISA or Section  401(a)(29),
               412(n) or 6321 of the Code.

     1.2 With respect to each employee benefit plan listed in the Disclosure Letter, true and complete copies of (i) all Plan documents (including all amendments and modifications thereof) and related agreements including without limitation, the trust agreement and amendments thereto, insurance contracts and investment management agreements; (ii) the last three filed Form 5500 series and Schedules A, B, C, P and/or SSA, as applicable, and Forms PBGC-1, if any; (iii) summary plan descriptions; (iv) summary of material modifications, if any; (v) the most recent auditor's report, if any, and copies of any and all tax qualification correspondence including without limitation, private letter rulings, applications for determination and determination letters issued with respect to the Plans; and (vi) the most recent annual and periodic accounting of related Plan assets, have also been delivered to the Purchaser.

     1.3 With respect to the Plans listed in the Disclosure Letter which are subject to ERISA:

               1.3.1 none of the Plans is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA and Section 411(f) of the Code, nor a plan maintained by more than one employer (hereinafter referred to as an "multiple employer plan"), nor a single employer plan under a multiple controlled group within the meaning of Section 4063 of ERISA, and neither of the Vendor nor any entity required to be aggregated with the Vendor under Section 414(b), (c), (m) or (o) of the Code has incurred any withdrawal liability with respect to any single plan, multiemployer or multiple employer plan, which liability could constitute a liability of the Purchaser; and

               1.3.2 no benefit claims (except those submitted in the ordinary course of administration of such Plan) are currently pending against any Plan.

2.   Real Property

     2.1 Schedule 3 to the US Sale Agreement contains a correct and complete list of all real property that is owned by the Vendor in connection with the conduct of the Activity. Such real property is hereinafter referred to the "US Real Property" and the improvements and fixtures thereon are hereinafter referred to as the "Improvements". The Disclosure Letter sets forth the most recent title commitments and ALTA survey with respect to the US Real Property.

     2.2 The Disclosure Letter contains a correct and complete list of the real property that the Vendor leases (as lessee) in connection with the Activity. Such leased real property is hereinafter referred to as the "US Leased Property", and the improvements and fixtures therein owned by the landlord of each US Leased Property are hereinafter referred to as the "Leased Improvements".

     2.3 Except as set out in the Disclosure Letter, the Vendor is the sole legal and equitable owner of the US Real Property, the Improvements and all interests therein and possesses good and marketable title to the US Real Property and the Improvements good of record and in fact, free and clear of all conditions, exceptions, reservations, liens, restrictions, rights of way, easements, encumbrances and other matters affecting title except such matters which could in no way adversely affect the use of the Real Property. Except as set out in the Disclosure Letter, the Vendor is the sole legal and equitable owner of the leasehold interest in the Leased Property and the Leased Improvements. To the best of the Vendor's knowledge (without enquiry or investigation) and except as set forth in the Disclosure Letter, the Vendor possesses valid leasehold interest and leasehold title to the US Leased Property and the Leased Improvements. The Vendor has received no notice of default under the leases of the US Leased Property or notice of a defect in title to its leasehold tenancy or notice of any conditions, exceptions, reservations, liens, restrictions, rights of way, easements, encumbrances and other matters affecting title to such leasehold that could impair the ability of the Vendor to realise the benefits of the rights provided to it under its lease as such rights are currently utilised in the conduct of the business of the Vendor consistent with past practice.

     2.4 There are no adverse or other parties in possession of the US Real Property, the Improvements or any portion or portions thereof, and on the Completion Date the US Real Property and the Improvements will be free and clear of any and all leases, licensees, occupants or tenants except as set out in the Disclosure Letter. To the best of the Vendor's knowledge, there are no adverse parties in possession of the US Leased Property or the Leased Improvements, and on the Completion Date the leasehold interest in the US Leased Property and the Leased Improvements will be free and clear of any and all leases, licences, occupants or tenants except as set forth in the Disclosure Letter. To the knowledge of the Vendor (without enquiry or investigation), there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the US Real Property, the Improvements or any portion or portions thereof. To the knowledge of the Vendor (without enquiry or investigation), there are no pending requests, applications or proceedings to alter or restrict any zoning or other use
               restrictions   applicable   to  the  US  Real   Property  or  the
               Improvements that would interfere with the conduct of the Activity or the use of the US Assets consistent with past-practice, which interference would have a material adverse effect on the Activity. Except as set out in the Disclosure Letter, to the knowledge of the Vendor (without enquiry or investigation), all water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the operation of the
               Improvements are installed and connected pursuant to valid permits and no notice has been received by the Vendor regarding the termination or material impairment of any such service. All necessary easements exist and are in full force and effect. The US Real Property has access, in accordance with past practice, to and from a public right of way or road dedicated for public use and no notice has been received by the Vendor relating to the termination or impairment of such access(including applicable parking requirements).

3.   Environmental Matters

     As used in this Part C of this Schedule  "Hazardous  Material"  shall mean:
     (i) any "hazardous substance" as now defined pursuant to the CERCLA, 42 U.S.C. S. 9601(14), or any substance listed or identified by any characteristic in any regulation adopted pursuant to any statute referred to or incorporated into such definition, all as in effect on the date hereof; (ii) any petroleum, including crude oil and any fraction thereof;
     (iii) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel; (iv) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (v) any asbestos, polychlorinated biphenyl ("PCB"), or isomer of dioxin.

     3.1 There is no Hazardous Material in, under or migrating from the US Real Property which would be reasonably likely to result in any material liabilities under Environmental Laws (as defined in paragraph 3.2 below).

     3.2 The Vendor has no material liability, matured or not matured, absolute or contingent, assessed or unassessed, imposed or based upon any provision under any foreign, federal, state or local law, rule, or regulation or common law, or under any code, order, decree, judgment or injunction applicable to the Vendor in connection with the Activity, nor in connection with the Activity has the Vendor received any notice, or request for information issued, promulgated, approved or entered thereunder, or under the common law, or any tort, nuisance or absolute liability theory, relating to public health or safety, worker health or safety, or pollution, damage to or protection of the environment including without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of any Hazardous Material (hereinafter collectively referred to as "Environmental Laws"), which notice or request for information would have a material adverse effect on the Vendor or the Activity.

     3.3 The Vendor possesses and is in compliance in all material respects with all permits, licenses, certificates, franchises and other authorisations relating to the Environmental Laws necessary to conduct the Activity or otherwise required by environmental regulations in connection with the Activity.

     3.4 The Vendor has not, in connection with the Activity during the past five (5) years, been subject to any material civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, inquiry or proceeding for failure to comply with, or received notice of any material violation or potential material liability under the Environmental Laws, nor is the Vendor aware of any information, whether or not confirmed or reported, which could give rise to any such potential liability.

     3.5 No real property, site or facility (as defined in CERCLA, 42 U.S.C. S.9601(9)) owned or operated by the Vendor in connection with the Activity is (i) listed or proposed for listing on the National Priority List (or (ii) listed on the Comprehensive Environmental Response, Compensation, Liability Information System List ("CERCLIS") promulgated pursuant to CERCLA, or any comparable list maintained by any foreign, state or local government authority.

     3.6 There are no underground storage tanks owned or operated by the Vendor in connection with the Activity which are not in substantial compliance with Environmental Laws, and any prior use and operation of underground storage tanks owned or operated by the Vendor in connection with the Activity has been in compliance with all Environmental Laws.

     3.7 The Vendor has provided to the Purchaser an opportunity to inspect its facilities, review and copy documents, and the Vendor has delivered to the Purchaser true, complete and correct copies of results of any reports, together with supporting studies, analyses and tests in the possession of or initiated by the Vendor pertaining to the existence of Hazardous Material and any other environmental concerns relating to any of their facilities, on sites or real property owned, leased, operated, used or controlled by the Vendor in connection with the Activity, or concerning compliance with or liability under the Environmental Laws.

     3.8 There are no PCBs in or at any premises owned, leased, operated or controlled by the Vendor in connection with the Activity which are in violation of any Environmental Laws, and the Vendor's prior use, handling, storage, transport or disposal of PCBs has been in compliance with all Environmental Laws.

     3.9 There is no friable asbestos or asbestos containing materials on or in the properties and assets owned, leased, operated or controlled by the Vendor in connection with the Activity which is in violation of any Environmental Laws and the facilities on such properties are in substantial compliance with the Environmental Laws including but not limited to, Occupational Safety and Health Act regulations with respect to ambient air exposure to asbestos.

     3.10      The Vendor has not, by contract,  agreed to assume the  liability
               of  any  other   person  or  entity   pursuant   to  any  of  the
               Environmental Laws.

4.   Tax Matters

     4.1 There have been timely filed by the Vendor with the appropriate Taxing Authority all Tax Returns required to be filed on or before the Completion Date, and all such Tax Returns were correct and complete in all respects.

     4.2 The Vendor has paid in full all Taxes, if any, shown to be due on any Tax Return required to be filed on or before the Completion Date or otherwise has reserved for or paid all other Taxes due for all periods up to and including the date hereof, and at the Completion Date shall have paid or reserved for all Taxes allocable to periods or portions thereof ending on or before the Completion Date. All Taxes for the periods covered by the Tax Returns filed or to be filed by the Vendor, or if not covered by a Tax return but required to be paid, have been or will be paid when due.

     4.3 The representations and warranties set forth in subsections 4.1 and 4.2 of this paragraph 4 are not applicable to the extent the US Assets and Activity cannot be made subject to tax liens and the Purchaser cannot be made liable for Taxes relating to the matters constituting breaches of such representations and warranties.

     4.4 There are no liens for Taxes upon the Activity or any of the US Assets except liens for current Taxes not yet due and payable.

     4.5 None of the US Assets is property which is required to be treated as being owned by any other person pursuant to the so called "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

     4.6 None of the US Assets are currently financed directly or indirectly by any tax exempt bonds.

     4.7 None of the US Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

     4.8 Neither the Vendor nor any of the stockholders of the Vendor are foreign persons within the meaning of Section 1445 of the Code.

     4.9 There is no material action, suit, proceeding, investigation, audit or claim now pending, proposed or threatened against the Vendor with respect to the Activity or any of the US Assets in respect of any Tax, and no matter under discussion with any Taxing Authority relating to any material Tax or assessment or any claim for additional Tax, asserted by any such Authority against the Vendor with respect to the Activity or any of the US Assets.

    4.10      All Taxes that are  required  to be withheld  or  collected  with respect to the Activity have been duly withheld and collected and, to the extent required, have been properly paid or deposited as required by applicable laws.

     4.11 The Vendor has no liability for the Taxes of any other person under Treas. Reg. S. 1.1502-6 (or similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, including indemnification obligations.

     4.12 The Vendor is not a party to any tax allocation or sharing agreement, other than the deemed tax sharing arrangement arising from the fact that the Vendor files a consolidated tax return with its parent.

     4.13 As used in this Part C of this Schedule, "Tax" means any of the Taxes and "Taxes" means (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, estimated, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit taxes, environment, alternative or add-on minimum taxes, custom duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority whether disputed or not and (ii) any liability for the payment of any amount of the Tax described in the immediately preceding clause (I) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another person or successor, by contract, or otherwise, or a member of an affiliated, consolidated, unitary or combined group.

     4.14 As used in this Part C of this Schedule, "Tax Return" is defined as any return, report, information return or other document
               (including any related or supporting information) filed or required to be filed with any federal, state, local or foreign governmental entity or other authority (individually or collectively a "Taxing Authority") in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Vendor) or the administration of any laws, regulations or administrative requirements relating to any Tax.

5.   Absence of Questionable Payments

     To the knowledge of the Vendor, neither the Vendor nor any of its respective directors, officers, agents, employees or any other persons acting on their behalf has, in connection with the operation of the Activity:-

     5.1       used any  corporate  or other funds for  unlawful  contributions,
               payments,   gifts  or   entertainment,   or  made  any   unlawful
               expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable foreign, federal or state law; or

     5.2       accepted  or  received  any  unlawful  contributions,   payments,
               expenditures or gifts.

                           PART D. THE GERMAN ACTIVITY

1.   Pensions

     The Vendor is under no legal liability or voluntary commitment to pay or make provision for payment of any pension, superannuation, death benefit or other similar benefit in respect of any German Transferring Employee or to contribute to a pension, superannuation or life assurance scheme other than the pension promises in their individual agreements of employment as well as the statutory social security contributions for pensions in respect of any German Transferring Employee.

2.   Fair Trading

     2.1 No agreement, transaction, practice or arrangement entered into or carried on, or proposed to be entered into or carried on, by the Vendor in respect of the Activity:-

               2.1.1 is being or has been notified by the Vendor, nor as far as the Vendor is aware by any third party, to the EC Commission ("the Commission") by reason of Article 85 of the Treaty establishing the European Economic Community;

               2.1.2 so far as the Vendor is aware, is or has been the subject of an enquiry, investigation, reference or report under the Trading Act, ("Gesetz gegen den unlauteren Wettbewerb") the Competition Act ("Gesetz gegen Wettbewerbsbeschran-kungen") or by the Commission or any other regulatory authority.

     2.2 The Vendor has not in relation to the Activity given any assurances or undertaking to the Commission or Court or First Instance or Court of Justice of the European Communities, or any other court or similar person or body.

3.   Taxation

     3.1 The Vendor has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by it especially as far as trade tax, corporate tax, wage tax and VAT is concerned and it has paid or caused to be paid all taxes as shown on the said returns for any assessments received by it to the extent that such tax would have become due.

     3.2 The Vendor has filed or caused to be filed all returns with regard to social security contributions and has withheld and paid all respective amounts as shown on the said returns.

                                   SCHEDULE 5

                     PURCHASER'S AND GUARANTOR'S WARRANTIES


1.   Organisation

     Each of the Purchasers and the Guarantor is a corporation duly organised and validly existing and has all requisite corporate power and authority to own, lease and operate its properties and business as presently conducted and to enter into and perform its obligations under the Transaction Documents. The US Purchaser is in good standing under the laws of the State of Michigan.

2.   Corporate Authority

      The execution, delivery and performance of the Transaction Documents by the Guarantor and the Purchasers and the consummation by the Guarantor and the Purchasers of the transactions contemplated thereby have been duly authorised by all requisite corporate action on the part of the Purchasers and the Guarantor. The Transaction Documents have been or will be duly executed and delivered by the Guarantor and the Purchasers where they are party to the same and constitute the legal, valid and binding obligation of the Guarantor and the Purchasers party thereto, enforceable against the Guarantor and the Purchasers in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

3.   Qualification

     Each of the Guarantor and the Purchasers is entitled to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where the failure so to qualify would not have a material adverse effect on its business, assets or financial condition.

4.   No Conflict

     Neither the execution or the delivery of any of the Transaction Documents by the Guarantor and/or the Purchasers nor the consummation of the transactions contemplated thereby will conflict with or result in a breach of any of the provisions of, or constitute a default under, the charter, by-laws or Memorandum or Articles of Association of the Guarantor and/or Purchasers, as amended to date, or any agreement, mortgage, indenture, lease or other instrument to which any of the Guarantor and/or the Purchasers is a party or by which any of the Guarantor or the Purchasers or its property is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which any of the Guarantor or the Purchasers or its property is subject.

5.   Consents

     To the best of the knowledge of the Guarantor and the Purchasers, no consent, approval or authorisation of, or declaration or filing with, any governmental authority is required on the part of the Guarantor or the Purchasers in connection with the execution, delivery or performance of the Transaction Documents by them, except for filings with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. No approval, consent or authorisation of any lender, lessor or other person is required in order for the Guarantor or the Purchasers to consummate the transactions contemplated by the Transaction Documents.

                              SCHEDULE 6 (OMITTED)
                        INTELLECTUAL PROPERTY AGREEMENTS

                              SCHEDULE 7 (OMITTED)
                              THIRD PARTY CONSENTS

SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS LIMITED
in the presence of:- Mary K. Krigbaum



SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS AUTOMATION &
CONTROL ENGINEERING INC.
in the presence of:- Mary K. Krigbaum



SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS AUTOMATION
AND CONTROL ENGINEERING GmbH
in the presence of:- Mary K. Krigbaum



SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS INDUSTRIES plc
in the presence of:- Mary K. Krigbaum



SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS AUTOMATION
& CONTROL ENGINEERING LIMITED
in the presence of:- Mary K. Krigbaum



SIGNED by   /s/ Bruce P. Erdel
          --------------------
for and on behalf of ASSEMBLY
TECHNOLOGY & TEST LIMITED
in the presence of:-  Rita Deckard



SIGNED by   /s/ Bruce P. Erdel
          --------------------
for and on behalf of ASSEMBLY
TECHNOLOGY & TEST, INC.
in the presence of:-  Rita Deckard

SIGNED by   /s/ Bruce P. Erdel
          --------------------
for and on behalf of ASSEMBLY
TECHNOLOGIE & AUTOMATION GmbH
in the presence of:-  Rita Deckard



SIGNED by   /s/ Bruce P. Erdel
          --------------------
for and on behalf of DT INDUSTRIES, INC.
in the presence of:-  Rita Deckard

     The  following   page  contains  a  list  of  Schedules   which  have  been
intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Schedule will be provided to the Securities and Exchange Commission upon request.

SCHEDULE 2            Accounting Principles
SCHEDULE 3   PART 1   Pro-forma draft Completion Statements and Aggregation
                      Statement
             PART 2   Allocation of purchase price
SCHEDULE 6            Intellectual Property Agreements
SCHEDULE 7            Third Party Consents